                                                                   EXHIBIT 10.29


                                                                  EXECUTION COPY








      $125,000,000 AGGREGATE SENIOR UNSECURED REVOLVING CREDIT FACILITIES

                $60,000,000 SENIOR UNSECURED TERM LOAN FACILITY





                               CREDIT AGREEMENT

                                 by and among

                        COMMERCIAL INTERTECH CORP. and
              COMMERCIAL INTERTECH HOLDINGS LIMITED, as Borrowers

                                      and

                            THE BANKS PARTY HERETO

                                      and

                          MELLON BANK, N.A., as Agent

                         Dated as of October 31, 1996

                               TABLE OF CONTENTS

Article                                                                                        Page
-------                                                                                        ----


1. CERTAIN DEFINITIONS..........................................................................1

         1.1 Certain Definitions................................................................1

         1.2 Construction......................................................................27
                  1.2.1 Number; Inclusion......................................................28
                  1.2.2 Determination..........................................................28
                  1.2.3 Agent's Discretion and Consent.........................................28
                  1.2.4 Documents Taken as a Whole.............................................28
                  1.2.5 Headings...............................................................28
                  1.2.6 Implied References to this Agreement...................................28
                  1.2.7 Persons................................................................28
                  1.2.8 Modifications to Documents.............................................29
                  1.2.9 From, To and Through...................................................29
                  1.2.10 Shall; Will...........................................................29

         1.3 Accounting Principles.............................................................29

2. REVOLVING CREDIT FACILITY AND TERM FACILITY.................................................29

         2.1 Revolving Credit Commitments......................................................29
                  2.1.1 TEC Revolving Credit Commitments.......................................29
                  2.1.2 CIH Revolving Credit Commitments.......................................30

         2.2 Nature of Banks' Obligations with Respect to Revolving Credit Loans...............30

         2.3 Revolving Credit and Term Loan Commitment Fees....................................31
                  2.3.1 TEC's Fees.............................................................31
                  2.3.2 CIH's Fees.............................................................31

         2.4 Voluntary Reduction of Revolving Credit and Term Loan Commitments.................31
                  2.4.1 General Requirements...................................................31
                  2.4.2 Collateral for Letter of Credit/Guarantee Outstandings to TEC..........32
                  2.4.3 Collateral for Bank Guarantee Outstandings.............................32

         2.5 Revolving Credit Loan Requests....................................................33

         2.6 Making Revolving Credit Loans.....................................................34

         2.7 Revolving Credit Notes............................................................34

         2.8 Use of Revolving Credit Proceeds..................................................34

         2.9 Letters of Credit Subfacility for TEC.............................................35
                  2.9.1 Issuance of Letters of Credit for TEC's Account........................35
                  2.9.2 Participations.........................................................35
                  2.9.3 Letter of Credit Fees..................................................36
                  2.9.4 Disbursements; Reimbursement...........................................36
                  2.9.5 Documentation..........................................................37
                  2.9.6 Determinations to Honor Drawing Requests...............................37
                  2.9.7 Nature of Participation and Reimbursement Obligations..................37
                  2.9.8 Indemnity..............................................................38

                               TABLE OF CONTENTS

Article                                                                                        Page
-------                                                                                        ----

                  2.9.9 Liability for Acts and Omissions.......................................39

         2.10 Bank Guarantee Subfacility for CIH...............................................40
                  2.10.1 Issuance of Bank Guarantees on Behalf of CIH..........................40
                  2.10.2 Restrictions on Bank Guarantees.......................................40
                  2.10.3 Participations........................................................40
                  2.10.4 Bank Guarantee Fees...................................................41
                  2.10.5 Counter-Indemnities...................................................41
                  2.10.6 Claims under Bank Guarantees..........................................42

         2.11 Term Facility....................................................................43
                  2.11.1 Term Loan Commitments.................................................43
                  2.11.2 Nature of Banks' Obligations With Respect to Term Loans...............43
                  2.11.3 Term Loan Notes.......................................................43
                  2.11.4 Use of Term Loan Proceeds.............................................44

3. COMPETITIVE BID FACILITY....................................................................44

         3.1 Bid Loan Requests.................................................................44

         3.2 Bidding for, Accepting and Making Bid Loans.......................................45
                  3.2.1 Bidding................................................................45
                  3.2.2 Accepting Bids.........................................................46
                  3.2.3 Funding Bid Loans......................................................47
                  3.2.4 Several Obligations....................................................47
                  3.2.5 Bid Loan Interest Periods..............................................47

         3.3 Bid Loan Notes....................................................................47

4. INTEREST RATES..............................................................................47

         4.1 Interest..........................................................................47
                  4.1.1 Interest Rate Options..................................................48

         4.2 Revolving Credit Loan Interest Periods............................................48
                  4.2.1 Ending Date and Business Day...........................................48
                  4.2.2 Amount of Borrowing Tranche............................................48
                  4.2.3 Termination Before Expiration Date.....................................49
                  4.2.4 Renewals...............................................................49

         4.3 Interest After Default............................................................49
                  4.3.1 Letters of Credit Fees, Bank Guarantee Fees, Interest Rate.............49
                  4.3.2 Other Obligations......................................................49
                  4.3.3 Acknowledgment.........................................................49

         4.4 Euro-Rate Unascertainable.........................................................49
                  4.4.1 Unascertainable........................................................49
                  4.4.2 Illegality; Increased Costs; Deposits Not Available....................50
                  4.4.3 Agent's and Bank's Rights..............................................50

         4.5 Selection of Interest Rate Options................................................51


Article                                                                                        Page
-------                                                                                        ----

5. PAYMENTS....................................................................................51

         5.1 Payments..........................................................................51

         5.2 Pro Rata Treatment of Banks.......................................................52
                  5.2.1 Revolving Credit Loans.................................................52
                  5.2.2 Term Loans.............................................................52

         5.3 Interest Payment Dates............................................................52

         5.4 Voluntary Prepayments.............................................................53
                  5.4.1 Right to Prepay........................................................53

         5.5 Mandatory Reduction of Commitments; Mandatory Payments and Prepayments............54
                  5.5.1 Sale of Assets.........................................................54
                  5.5.2 Termination of Ultra Acquisition.......................................55
                  5.5.3 Qualified Note Placement...............................................55
                  5.5.4 Mandatory Prepayments Resulting from Currency Exchange.................55

         5.6 Additional Compensation in Certain Circumstances..................................55
                  5.6.1 Increased Costs or Reduced Return Resulting From Taxes, Reserves,
                           Capital Adequacy Requirements, Expenses, Etc........................55
                  5.6.2 Indemnity..............................................................56

         5.7 Interbank Market Presumption......................................................57

         5.8 Taxes.............................................................................57
                  5.8.1 No Deductions..........................................................57
                  5.8.2 Stamp Taxes............................................................58
                  5.8.3 Indemnification for Taxes Paid by a Bank...............................58
                  5.8.4 Certificate............................................................58
                  5.8.5 Survival...............................................................58

         5.9 Judgment Currency and other Currency Conversions..................................59
                  5.9.1 Currency Conversion Procedures.........................................59
                  5.9.2 Indemnity in Certain Events............................................59

6. REPRESENTATIONS AND WARRANTIES..............................................................59

         6.1 Representations and Warranties....................................................59
                  6.1.1 Organization and Qualification.........................................59
                  6.1.2 Subsidiary and Joint Venture Matters...................................60
                  6.1.3 Power and Authority....................................................60
                  6.1.4 Validity and Binding Effect............................................60
                  6.1.5 No Conflict............................................................60
                  6.1.6 Litigation.............................................................61
                  6.1.7 Title to Properties....................................................61
                  6.1.8 Financial Statements...................................................61
                  6.1.9 Margin Stock...........................................................63
                  6.1.10 Full Disclosure.......................................................63
                  6.1.11 Taxes.................................................................63
                  6.1.12 Consents and Approvals................................................64

Article                                                                                        Page
-------                                                                                        ----

                  6.1.13 No Event of Default; Compliance with Instruments......................64
                  6.1.14 Patents, Trademarks, Copyrights, Licenses, Etc........................64
                  6.1.15 Insurance.............................................................64
                  6.1.16 Compliance with Laws..................................................64
                  6.1.17 Material Contracts....................................................65
                  6.1.18 Investment Companies..................................................65
                  6.1.19 Plans and Benefit Arrangements........................................65
                  6.1.20 Employment Matters....................................................67
                  6.1.21 Environmental Matters.................................................67
                  6.1.22 Senior Debt Status....................................................69
                  6.1.23 Solvency..............................................................69
                  6.1.24 Schedule of Indebtedness..............................................69
                  6.1.25 Material Adverse Change...............................................70

         6.2 Updates to Schedules..............................................................70

7. CONDITIONS OF LENDING.......................................................................70

         7.1 First TEC Revolving Credit Loans, Letter of Credit Issuances and Term Loans.......70
                  7.1.1 Officer's Certificate..................................................70
                  7.1.2 Secretary's Certificate................................................71
                  7.1.3 Delivery of Loan Documents.............................................71
                  7.1.4 Opinions of Counsel....................................................71
                  7.1.5 Legal Details..........................................................71
                  7.1.6 Payment of Fees and Reimbursement of Expenses..........................72
                  7.1.7 Consents...............................................................72
                  7.1.8 Officer's Certificate Regarding MACs...................................72
                  7.1.9 No Violation of Laws...................................................72
                  7.1.10 No Actions or Proceedings.............................................72
                  7.1.11 Insurance Policies; Certificates of Insurance.........................73
                  7.1.12 Termination of Existing Debt..........................................73
                  7.1.13 Solvency Certificate..................................................73
                  7.1.14 Borrowing of the Term Loan............................................73

         7.2 First CIH Revolving Credit Loans and Bank Guarantee Issuances.....................73

         7.3 Each Additional Loan or Letter of Credit or Bank Guarantee Issuance...............75

         7.4 Syndication.......................................................................75
                  7.4.1 Syndication Representations and Warranties.............................75
                  7.4.2 Syndication Documents..................................................76
                  7.4.3 Syndication Cooperation................................................76

8. COVENANTS...................................................................................76

         8.1 Affirmative Covenants.............................................................76
                  8.1.1 Preservation of Existence, Etc.........................................76
                  8.1.2 Payment of Liabilities, Including Taxes, Etc...........................77
                  8.1.3 Maintenance of Insurance...............................................77
                  8.1.4 Maintenance of Properties and Leases...................................77

Article                                                                                        Page
-------                                                                                        ----

                  8.1.5 Maintenance of Patents, Trademarks, Etc................................78
                  8.1.6 Visitation Rights......................................................78
                  8.1.7 Keeping of Records and Books of Account................................78
                  8.1.8 Plans and Benefit Arrangements.........................................78
                  8.1.9 Compliance with Laws...................................................79
                  8.1.10 Use of Proceeds.......................................................79
                  8.1.11 Subordination of Intercompany Loans...................................79
                  8.1.12 Post-Closing Matters..................................................79
                  8.1.13 Payment of Intercompany Obligations Related to CUNO...................79
                  8.1.14 Interest Rate Protection..............................................79

         8.2 Negative Covenants................................................................80
                  8.2.1 Indebtedness...........................................................80
                  8.2.2 Liens; Further Negative Pledges........................................81
                  8.2.3 Loans and Investments..................................................81
                  8.2.4 Upstream Dividends, Distributions, Loans and Advances..................83
                  8.2.5 Liquidations, Mergers, Consolidations, Acquisitions....................83
                  8.2.6 Dispositions of Assets or Restricted Subsidiaries......................85
                  8.2.7 Affiliate Transactions.................................................87
                  8.2.8 Guaranties by Material Domestic Subsidiaries...........................88
                  8.2.9 Continuation of or Change in Business..................................88
                  8.2.10 Plans and Benefit Arrangements........................................88
                  8.2.11 Fiscal Year...........................................................89
                  8.2.12 Issuance of Stock.....................................................89
                  8.2.13 Changes in Organizational Documents...................................90
                  8.2.14 Minimum Fixed Charge Coverage Ratio...................................90
                  8.2.15 Maximum Leverage Ratio................................................90
                  8.2.16 Minimum Combined Net Worth............................................90
                  8.2.17 Amendments to Certain Documents.......................................90
                  8.2.18 No Prepayment of Existing Indebtedness................................91

         8.3 Reporting Requirements............................................................91
                  8.3.1 Quarterly Financial Statements.........................................91
                  8.3.2 Annual Financial Statements............................................91
                  8.3.3 Certificate of TEC.....................................................92
                  8.3.4 Notice of Default......................................................92
                  8.3.5 Notice of Litigation...................................................92
                  8.3.6 Budgets, Forecasts, Other Reports and Information......................93
                  8.3.7 Notices Regarding Plans and Benefit Arrangements.......................94

9. DEFAULT.....................................................................................95

         9.1 Events of Default.................................................................95
                  9.1.1 Payments Under Loan Documents..........................................95
                  9.1.2 Breach of Warranty.....................................................96
                  9.1.3 Breach of Negative Covenants and Sections 8.1.12 or 8.1.14.............96
                  9.1.4 Breach of Other Covenants..............................................96
                  9.1.5 Defaults in Other Agreements or Indebtedness...........................96

Article                                                                                        Page
-------                                                                                        ----

                  9.1.6 Final Judgments or Orders..............................................97
                  9.1.7 Loan Document Unenforceable............................................97
                  9.1.8 Notice of Lien or Assessment...........................................97
                  9.1.9 Insolvency.............................................................97
                  9.1.10 Events Relating to Plans and Benefit Arrangements.....................98
                  9.1.11 Cessation of Business.................................................98
                  9.1.12 Change of Control.....................................................98
                  9.1.13 Involuntary Proceedings...............................................99
                  9.1.14 Voluntary Proceedings.................................................99
                  9.1.15 Material Adverse Change...............................................99

         9.2 Consequences of Event of Default..................................................99
                  9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                         Proceedings...........................................................99
                  9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings..................100
                  9.2.3 Set-off...............................................................100
                  9.2.4 Suits, Actions, Proceedings...........................................100
                  9.2.5 Application of Proceeds...............................................101
                  9.2.6 Other Rights and Remedies.............................................101

10. THE AGENT.................................................................................102

         10.1 Appointment.....................................................................102

         10.2 Delegation of Duties............................................................102

         10.3 Nature of Duties; Independent Credit Investigation..............................102

         10.4 Actions in Discretion of Agent; Instructions from the Banks.....................103

         10.5 Reimbursement and Indemnification of Agent by the Borrowers.....................103

         10.6 Exculpatory Provisions..........................................................104

         10.7 Reimbursement and Indemnification by Banks of the Agent.........................104

         10.8 Reliance by Agent...............................................................105

         10.9 Notice of Default...............................................................105

         10.10 Notices........................................................................105

         10.11 Banks in Their Individual Capacities...........................................105

         10.12 Holders of Notes...............................................................106

         10.13 Equalization of Banks..........................................................106

         10.14 Successor Agent................................................................106

         10.15 Other Fees.....................................................................107

         10.16 Availability of Funds..........................................................107

         10.17 Calculations...................................................................107

         10.18 Beneficiaries..................................................................107

Article                                                                                        Page
-------                                                                                        ----

11. MISCELLANEOUS.............................................................................108

         11.1 Modifications, Amendments or Waivers............................................108
                  11.1.1 Increase of Commitments; Extension of Expiration Date................108
                  11.1.2 Extension of Payment; Reduction of Principal, Interest or Fees;
                           Modification of Terms of Payment...................................108
                  11.1.3 Release of Guarantor.................................................108
                  11.1.4 Miscellaneous........................................................108

         11.2 No Implied Waivers; Cumulative Remedies; Writing Required.......................109

         11.3 Reimbursement and Indemnification of Banks by the Borrowers; Taxes..............109

         11.4 Holidays........................................................................110

         11.5 Funding by Branch, Subsidiary or Affiliate......................................110
                  11.5.1 Notional Funding.....................................................110
                  11.5.2 Actual Funding.......................................................110
                  11.5.3 Changes to Other Branches, Subsidiaries or Affiliates................111

         11.6 Notices.........................................................................111

         11.7 Severability....................................................................111

         11.8 Governing Law...................................................................112

         11.9 Prior Understanding.............................................................112

         11.10 Duration; Survival.............................................................112

         11.11 Successors and Assigns.........................................................112

         11.12 Confidentiality................................................................114

         11.13 Counterparts...................................................................114

         11.14 Agent's or Bank's Consent......................................................114

         11.15 Exceptions.....................................................................114

         11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.........................................115

         11.17 Tax Withholding Clause.........................................................115

         11.18 Joinder of Subsidiaries........................................................116

                        LIST OF SCHEDULES AND EXHIBITS

SCHEDULE
--------

SCHEDULE 1.1(B)              -      COMMITMENTS OF BANKS
SCHEDULE 1.1(P)(1)           -      EXISTING DEPOSITORY INSTITUTIONS
SCHEDULE 1.1(P)(2)           -      PERMITTED LIENS
SCHEDULE 6.1.1               -      SUBSIDIARIES
SCHEDULE 6.1.2               -      SUBSIDIARY MATTERS
SCHEDULE 6.1.6               -      LITIGATION
SCHEDULE 6.1.12              -      CONSENTS AND APPROVALS
SCHEDULE 6.1.19              -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.21              -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 6.1.24                     INDEBTEDNESS
SCHEDULE 7.1.4               -      COUNSEL TO LOAN PARTIES
SCHEDULE 8.1.12              -      POST-CLOSING MATTERS
SCHEDULE 8.2.3               -      LOANS AND INVESTMENTS
SCHEDULE 8.2.7               -      AFFILIATE TRANSACTIONS

EXHIBITS

EXHIBIT 1.1(A)(1)            -      FORM OF CLOSING DATE CERTIFICATE
EXHIBIT 1.1(A)(2)            -      FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)(1)                   FORM OF CIH BID LOAN NOTE
EXHIBIT 1.1(B)(2)            -      FORM OF TEC BID LOAN NOTE
EXHIBIT 1.1(I)               -      FORM OF INTERCOMPANY NOTE
EXHIBIT 1.1(M)(1)            -      FORM OF GUARANTEE AGREEMENT
EXHIBIT 1.1(M)(2)            -      FORM OF MASTER INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(R)(1)            -      FORM OF CIH REVOLVING CREDIT NOTE
EXHIBIT 1.1(R)(2)            -      FORM OF TEC REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)               -      FORM OF SYNDICATION ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(T)               -      FORM OF TERM NOTE
EXHIBIT 2.5(A)               -      FORM OF TEC REVOLVING CREDIT LOAN REQUEST
EXHIBIT 2.5(B)               -      FORM OF CIH REVOLVING CREDIT LOAN REQUEST
EXHIBIT 2.9.1                -      FORM OF APPLICATION AND AGREEMENT FOR LETTERS OF CREDIT
EXHIBIT 2.10                 -      FORM OF BANK GUARANTEE REQUEST
EXHIBIT 2.10.1               -      FORM OF BANK GUARANTEE
EXHIBIT 3.1                  -      FORM OF BID LOAN REQUEST
EXHIBIT 3.2                  -      FORM OF BID
EXHIBIT 7.1.4                -      OPINIONS OF COUNSEL
EXHIBIT 8.2.5                -      FORM OF TRANSACTION NOTICE CERTIFICATE
EXHIBIT 8.3.3                -      FORM OF COMPLIANCE CERTIFICATE

                               CREDIT AGREEMENT

                  THIS CREDIT AGREEMENT is dated as of October 31, 1996 and is made by and among COMMERCIAL INTERTECH CORP., an Ohio corporation ("TEC"), COMMERCIAL INTERTECH HOLDINGS LIMITED, a corporation formed under the laws of Great Britain ("CIH") (TEC and CIH being each a "Borrower" and collectively, the "Borrowers"), the BANKS (as hereinafter defined), and MELLON BANK, N.A., in its capacity as Agent.

                                  WITNESSETH:

                  WHEREAS, TEC has requested for TEC as the Borrower (i) a senior unsecured revolving credit facility in the principal amount of US $75,000,000 (including a $20,000,000 sublimit for letters of credit) and (ii) a US $60,000,000 term loan facility;

                  WHEREAS, TEC and CIH have requested for CIH as the Borrower a senior unsecured revolving credit facility in the principal amount of up to the pounds sterling equivalent of US $50,000,000 (including a sublimit for the issuance of the Bank Guarantees, as defined below); and

                  WHEREAS, the Banks are willing to provide such credit facilities upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

         1.1      CERTAIN DEFINITIONS.

                  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  ACQUISITION shall mean the acquisition of a 50% or greater direct and/or indirect ownership interest by merger, purchase or otherwise of all or substantially all of the stock or other equity interests or assets of any other Person or of any division or Subsidiary of a Person which constitutes a "reportable industry segment" or "class of similar products" of an industry segment (as such term is defined in Item 101(c) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934).

                  ACQUISITION CAP shall mean an overall limit on Acquisitions of Restricted Subsidiaries by the Combined TEC Group which shall be determined by calculating the

Leverage Ratio, effective immediately after the closing of a proposed Acquisition, in the manner required in clause (C) of Section 8.2.5 and applying it as follows:

                  (A) If the Leverage Ratio is greater than 2.75 to 1.00, then the Acquisition is permitted only if upon closing it the aggregate Consideration paid or given for all Acquisitions pursuant to Section 8.2.5(vi) will not exceed $30,000,000 in the preceding 12 months or $100,000,000 since the Closing Date, exclusive of the Consideration paid or given for CIH to acquire Ultra and for TEC to acquire Gens Component Engineering;

                  (B) If the Leverage Ratio is less than or equal to 2.75 to
1.00 but greater than 2.00 to 1.00, then the Acquisition is permitted only if upon closing it the aggregate Consideration paid or given for all Acquisitions pursuant to Section 8.2.5(vi) will not exceed $100,000,000 since the Closing Date, exclusive of the Consideration paid or given for CIH to acquire Ultra and for TEC to acquire Gens Component Engineering; and

                  (C) If the Leverage Ratio is less than or equal to 2.00 to 1.00, Acquisitions pursuant to Section 8.2.5(vi) shall not be subject to any limit on the Consideration paid or given.

                  AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  AGENT shall mean Mellon Bank, N.A., in its capacity as agent and its successors and assigns.

                  AGENT'S FEES shall have the meaning assigned to that term in
Section 10.15.

                  AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  APPLICABLE LENDING OFFICE shall mean, in relation to the CIH Revolving Credit Loans, the CIH Bid Loans, the Bank Guarantees and CIH's Reimbursement Obligations, the Agent's London Office and, in relation to the TEC Revolving Credit Loans, the TEC Bid Loans, the Term Loans, the Letters of Credit and TEC's Reimbursement Obligations, the Agent's Principal Office.

                  APPLICABLE MARGIN, with respect to the Revolving Credit Loans, the Term Loans and the Commitment Fees payable under Section 2.3 and the Letters of Credit Fees payable under Section 2.9.3 and Bank Guarantee Fees payable under
Section 2.10.4, shall mean the rate specified for such Obligation below, subject to adjustment as hereinafter provided:

                                                Applicable Margin
                                                 For Eurodollar
                                                 Loans, Standby      Applicable Margin
                           Applicable Margin    Letters of Credit    For Documentary      Applicable Margin
     When the Status         For Base Rate       Fees and Bank      Letters of Credit   For Commitment Fees
      Below Exists             Loans Is:       Guarantee Fees Is:        Fees Is:                Is:
      ------------             ---------       ------------------        --------                ---
Level I Status                       0%                .25%                 .375%                .1%

Level II Status                      0%                .375%                .375%                .125%

Level III Status                     0%                .5%                  .375%                .15%

Level IV Status                      0%                .625%                .375%                .2%

Level V Status                       0%                .75%                 .375%                .25%

Level VI Status                      0%                .875%                .375%                .3%

                  For purposes of determining the Applicable Margin:

                  (a) The Applicable Margin shall be determined on the Closing Date based on the Leverage Ratio computed on such date pursuant to a certificate in the form of EXHIBIT 1.1(A)(1) to be delivered on the Closing Date.

                  (b) The Applicable Margin shall be recomputed as of the end of each fiscal quarter ending after the Closing Date and on the closing date of each transaction under Section 8.2.3, 8.2.5 or 8.2.6 which is conditioned upon the delivery of a Transaction Notice Certificate, based on the Leverage Ratio computed as required by this Agreement under the relevant circumstances. Any increase or decrease in the Applicable Margin computed as of a quarter end shall be effective on the date on which the Compliance Certificate under Section 8.3.3 or the Transaction Notice Certificate under Section 8.2.3, 8.2.5 or 8.2.6 evidencing such computation is due to be delivered.

                  ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among an "Assignor" and an "Assignee" (each as defined therein) and the Agent on behalf of the other Banks, substantially in the form of EXHIBIT 1.1(A)(2).

                  AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. TEC may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                  BANK GUARANTEE shall have the meaning assigned to that term in
Section 2.10.1.

                  BANK GUARANTEE FEE shall have the meaning assigned to that term in Section 2.10.1 and shall be issued in substantially the form of Exhibit 2.10.1.

                  BANK GUARANTEE OUTSTANDINGS shall mean, collectively at any time, the sum of the aggregate uncalled amount of all issued Bank Guarantees and all unpaid and outstanding Reimbursement Obligations due pursuant to Section 2.10.5.

                  BANKS shall mean the financial institutions named on SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a "Bank."

                  BASE RATE OPTION shall mean the UK Base Rate Option or the US Base Rate Option, as applicable

                  BASE NET WORTH shall mean, as of any date of determination, the sum of (A) 80% of the Combined Net Worth of the Combined TEC Group as of October 31, 1996, plus (B) 50% of the cash proceeds received after October 31, 1996 by TEC from any issuance by TEC of capital stock of TEC (and if such issuances are permitted by the Required Banks, from the issuance by any Restricted Subsidiary of its capital stock or other equity interests other than to a Combined TEC Group Entity) after deducting expenses incurred in connection with such issuance plus (C) 50% of combined net income of the Combined TEC Group for each fiscal year after 1996 in which net income was earned (as opposed to a net loss) Interim determinations made during the second, third and fourth quarters of each fiscal year shall include 50% of year to date combined net income of the Combined TEC Group during such fiscal year through the last day of the immediately preceding fiscal quarter. The foregoing shall be determined in accordance with GAAP, but without currency translation adjustments required by FAS 52.

                  BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  BID shall have the meaning assigned to such term in Section 3.2.1.

                  BID LOAN EURO-RATE OPTION shall mean the option of a Borrower to have Bid Loans bearing interest at the Euro-Rate plus or minus a Margin offered by any of the Banks under the terms and conditions set forth in Section 3.1.

                  BID LOAN FIXED RATE OPTION shall mean the option of a Borrower to have Bid Loans bearing interest at a fixed rate per annum offered by any of the Banks under the terms and conditions set forth in Section 3.1.

                  BID LOAN INTEREST PERIOD shall have the meaning assigned to such term in Section 3.1(iii).

                  BID LOAN NOTES shall mean the TEC Bid Loan Notes and the CIH Bid Loan Notes and BID LOAN NOTE shall mean separately any of them.

                  BID LOAN PROCESSING FEE shall have the meaning assigned to such term in Section 10.15.

                  BID LOAN REQUEST shall have the meaning assigned to such term in Section 3.1.

                  BID LOANS shall mean the CIH Bid Loans and the TEC Bid Loans and BID LOAN shall mean separately any of them.

                  BORROWERS and BORROWER shall have the meanings assigned in the heading of this Agreement.

                  BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to the same Borrower under the Euro-Rate Option requested under the same Loan Request and having the same Interest Period and which are denominated in the same currency shall constitute one Borrowing Tranche, (ii) any Euro-Rate Bid Loans to the same Borrower requested under the same Bid Loan Request having the same Interest Period and which are denominated in the same currency shall constitute one Borrowing Tranche, (iii) any Fixed Rate Bid Loans to the same Borrower requested under the same Bid Loan Request and having the same Interest Period and which are denominated in the same currency shall constitute one Borrowing Tranche, and (iv) all Loans to the same Borrower to which the Base Rate Option applies shall constitute one Borrowing Tranche.

                  BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and (i) with respect to advances or payments of Loans or any other matters relating to Loans denominated in Pounds Sterling, such day also shall be a day on which dealings in deposits in Pounds Sterling are carried on in the London interbank market, and (ii) with respect to advances or payments of Loans denominated in Pounds Sterling, such day shall also be a day on which all applicable banks into which Loan proceeds may be deposited are open for business and foreign exchange markets are open for business in London.

                  CAPITALIZED LEASE shall mean any lease of Property by a Person as lessee which is a capital lease in accordance with GAAP.

                  CIH BID LOANS shall mean collectively, and CIH BID LOAN shall mean separately, all of the Euro-Rate Bid Loans and Fixed Rate Bid Loans or any individual Euro-Rate Bid Loan or Fixed Rate Bid Loan made by any of the Banks to CIH pursuant to Section 3.1.

                  CIH BID LOAN NOTES shall mean collectively and CIH BID LOAN NOTE shall mean separately all of the Bid Loan Notes of CIH in the form of
EXHIBIT 1.1(B)(1) evidencing its Bid Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  CIH REVOLVING CREDIT COMMITMENT shall mean, as to any Bank at any time the amount initially set forth opposite its name on SCHEDULE 1.1(B) (as amended from time to time pursuant to Section 11.11 of this Agreement) in the column labeled "CIH Revolving Credit Commitment" as the same may have been reduced in accordance with Section 2.4 or Section 5.5.1 and CIH REVOLVING CREDIT COMMITMENTS shall mean the aggregate CIH Revolving Credit Commitments of all of the Banks.

                  CIH REVOLVING CREDIT LOAN and CIH REVOLVING LOANS shall have the respective meanings assigned to those terms in Section 2.1.2.

                  CIH REVOLVING CREDIT NOTES shall mean collectively and CIH REVOLVING CREDIT NOTE shall mean separately all the CIH Revolving Credit Notes in the form attached hereto as EXHIBIT 1.1(R)(1) evidencing the CIH Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  CLOSING DATE shall mean the Business Day on which the first Loan shall be made, which shall be October 31, 1996, or, if all of the conditions specified in Section 7.1 have not been satisfied or waived by such date, not later than November 29, 1996, as designated by the Borrowers at least three Business Days' advance notice to the Agent at its Principal Office, or such other date as the parties agree. The closing shall take place at 10:00 a.m., Pittsburgh time, on the Closing Date at the offices of Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania, or at such other time and place as the parties agree.

                  COLI shall mean a life insurance program owned and established by TEC pursuant to which TEC would make deposits in a special employee benefit grantor trust to be created, which trust in turn would (i) invest such deposits in reserve contracts underwritten by financially sound and reputable life insurance companies rated A:VI or higher by A.M. Best Company, Inc., (ii) borrow against such reserve contracts, and (iii) pay reversions to TEC (on a tax free basis) with respect to such borrowings; provided, however, that the repayment obligation of TEC with respect to any amounts borrowed by TEC shall be without recourse to TEC and to such trust, such that the sole recourse for repayment of such loans would be to such reserve contracts. Under GAAP, the income and expense components of such program would not be reported separately but would be netted in TEC's consolidated statement of income.

                  COMBINED ADJUSTED CAPITAL EXPENDITURES for any period of determination shall mean, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capitalized Leases which is capitalized on a combined balance sheet of the Combined TEC Group, but excluding with respect to Sachsenhydraulik GmbH Chemnitz and Hydraulik Rochlitz GmbH those capital expenditures and any portion of any payments in respect of Capitalized Leases funded during any period by the Federal Republic of Germany, the Treuhandanstalt or the State of Saxony pursuant to that certain agreement with the Treuhandanstalt dated May 3, 1994, as the same may be modified, amended or supplemented after the Closing Date) by any Combined TEC Group Entity during that period that, in conformity with GAAP, are required to be included in or reflected in the property, plant or equipment or similar fixed asset accounts reflected on a combined balance sheet of the Combined TEC Group. Any amount which is included in any period as an accrual shall not be duplicated in any calculation at the time payment thereof is actually made to the extent included in such prior accrual.

                  COMBINED EBITDA for any period of determination shall mean an amount equal to the sum of (i) the net income (excluding income (or loss) of any Person in which any Combined TEC Group Entity has an equity interest of 50% or less, except to the extent of the amount of dividends or other distributions actually paid in cash by such Person to any Combined TEC Group Entity during such period) for such period, plus (ii) interest expense in respect of Indebtedness to the extent deducted in determining net income for such period ("Interest Expense"), plus (iii) the provision for domestic and foreign taxes for such period based on income or profits to the extent such income or profits were included in computing net income for such period, plus (iv) depreciation deducted in determining net income for such period, plus (v) amortization deducted in determining net income for such period, plus (vi) only with respect to TEC's 1996 and 1997 fiscal years, expense to the extent deducted in determining net income for such period in respect of fees and costs which were incurred in connection with the Tender Offer and the CUNO Spin-Off (provided, that no such expense described in this clause (vi) shall be added to determine Combined EBITDA for any period of determination if the aggregate expense for that period of determination together with all expense included in determining net income in all periods prior to the period of determination for all such fees and costs would exceed $8,000,000), in each case of the Combined TEC Group for such period determined on a combined basis in accordance with GAAP; provided, however, that there shall be excluded from the foregoing computation (A) all non-cash extraordinary income, gains and losses and (B) all gains or losses from the sale of assets not sold in the ordinary course of business, to the extent either or both were included in net income under the foregoing clause (i) for such period.

                  COMBINED FUNDED INDEBTEDNESS as of any date of determination shall mean the aggregate of any and all indebtedness, obligations or liabilities of the Combined TEC Group (as well as of each Unrestricted Subsidiary to the extent that there is recourse against any Combined TEC Group Entity with respect thereto), determined on a combined basis in accordance with GAAP for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under (A) any letter of credit or bank guarantee drawn upon and not reimbursed within the time period required, or (B) under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (net of any payments made to either Borrower under any of the foregoing interest rate management devices), (iv) any other transaction (including forward sale or purchase agreements, capitalized leases (but not operating leases) and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables, trade credits and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), or (v) any Guarantee
(without duplication) of any liability described in the foregoing clauses (i) through (iv).

                  COMBINED INCOME TAX EXPENSE for any period of determination shall be equal to the combined income tax expense (domestic and foreign) of the Combined TEC Group in respect of their combined net income for such period.

                  COMBINED INTEREST EXPENSE for any period of determination shall be equal to the Interest Expense of the Combined TEC Group as defined and determined in clause (ii) of the definition of the term "Combined EBITDA" for such period on a combined basis in accordance with GAAP, less any amortization of fees and costs which were incurred and paid in a period prior to the period of determination in connection with the Tender Offer and the CUNO Spin-Off to the extent the same are included in Interest Expense for such period.

                  COMBINED NET WORTH shall mean as of any date of determination total stockholders' equity of the Combined TEC Group as of such date determined and combined in accordance with GAAP, but without currency translation adjustments required by FAS 52.

                  COMBINED TEC GROUP shall mean TEC and the Restricted Subsidiaries.

                  COMBINED TEC GROUP ENTITY shall mean TEC or any Restricted Subsidiary.

                  COMMITMENT shall mean as to any Bank the aggregate of its Revolving Credit Commitment and Term Loan Commitment, and COMMITMENTS shall mean the aggregate of the Revolving Credit Commitments and Term Loan Commitments of all of the Banks.

                  COMMITMENT FEES shall have the meaning assigned to that term in Section 2.3.2.

                  CONSIDERATION shall mean (A) with respect to any Acquisition, the aggregate of (i) the cash paid by the Combined TEC Group, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by the Combined TEC Group (including Indebtedness owed by any target which is a Restricted Subsidiary immediately after the Acquisition), whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guarantee (other than of Indebtedness described in clause (ii) above) given or incurred by the Combined TEC Group in connection therewith and (iv) the present value of any other consideration (including stock or other securities issued by the Combined TEC Group) given or obligation incurred by the Combined TEC Group in connection therewith; and (B) with respect to any disposition of assets, the aggregate of (i) the cash paid to the Combined TEC Group, (ii) any Indebtedness of the Combined TEC Group assumed by the purchaser and (iii) the present value of any other consideration received by the Combined TEC Group in connection therewith.

                  CONSOLIDATED TEC GROUP shall mean TEC and its Subsidiaries.

                  CONSOLIDATED TEC GROUP ENTITY shall mean TEC or any of its Subsidiaries.

                  CUNO SPIN-OFF shall mean the dividend distribution of the shares of capital stock of CUNO Incorporated to the shareholders of TEC which occurred on September 10, 1996.

                  DOCUMENTARY LETTERS OF CREDIT shall mean documentary letters of credit issued for trade finance purposes and which require as part of a drawing thereunder the presentation of a draft payable at sight together with a document of title.

                  DOLLAR EQUIVALENT shall mean, at any time, as determined by the Agent (which determination shall be conclusive absent manifest error), an equivalent amount of Pounds Sterling expressed in Dollars and determined by converting from Dollars at Agent's spot selling rate in London (based on the market rates then prevailing and available to Agent) for the sale of Dollars for Pounds Sterling at a time determined by the Agent on the second Business Day immediately preceding the event for which such calculation is made.

                  DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

                  DOMESTIC RESTRICTED SUBSIDIARY shall mean any Domestic Subsidiary that is a Restricted Subsidiary and DOMESTIC RESTRICTED SUBSIDIARIES shall mean more than one Domestic Restricted Subsidiary.

                  DOMESTIC SUBSIDIARY shall mean any Subsidiary of TEC other than a Foreign Subsidiary and DOMESTIC SUBSIDIARIES shall mean more than one Domestic Subsidiary.

                  DRAWING means any drawing by any Borrower of any part of the Loans.

                  ENVIRONMENTAL COMPLAINT shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant, to any of the Environmental Laws or any Environmental Conditions, as the case may be.

                  ENVIRONMENTAL CONDITIONS shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                  ENVIRONMENTAL LAWS shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA GROUP shall mean, at any time, TEC and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with TEC, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  EURO-RATE shall mean the UK Euro-Rate or the US Euro-Rate, as applicable.

                  EURO-RATE BID LOANS shall have the meaning assigned in Section 3.1(ii).

                  EURO-RATE OPTION shall mean the UK Euro-Rate Option or the US Euro-Rate Option.

                  EURO RESERVE COST RATE shall mean, in relation to any Borrowing Tranche to which the UK Euro Rate applies for any Interest Period, at a rate equal to the cost to the Agent of its compliance with any mandatory prudential, reserve liquidity, special deposit or other reserve requirements imposed upon it by (as applicable) the Bank of England or the Federal Reserve System or any other applicable governmental or monetary or other regulatory authority, expressed as a percentage and rounded upwards to the nearest 1/100 of 1 percent.

                  EURO-RATE RESERVE PERCENTAGE shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period: (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System; and
(ii) to be maintained by a Bank as required for reserve liquidity, special deposit, or a similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against
(A) any category of liabilities that includes deposits by reference to which a Euro-Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Borrowing Tranches to which a Euro-Rate applies.

                  EVENT OF DEFAULT shall mean any of the events described in
Section 9.1.

                  EXECUTIVE OFFICER shall mean as to any designated Person a natural Person who constitutes an executive officer of such designated Person for purposes of item 401(b) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

                  EXPIRATION DATE shall mean, with respect to the Revolving Credit Commitments, the fifth anniversary of the date of this Agreement.

                  FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day of which such rate was announced.

                  FINANCIAL PROJECTIONS shall have the meaning assigned to that term in Section 6.1.8(ii)

                  FIXED CHARGE COVERAGE RATIO shall mean on any date of determination, the ratio of (i) Combined EBITDA minus Combined Adjusted Capital Expenditures to (ii) the sum of (x) Combined Interest Expense, (y) Combined Income Tax Expense and (z) dividends paid in cash during the period of determination by TEC in respect of its Class B Preferred Stock or any other preferred stock issued from time to time, with such ratio determined as of the end of each fiscal quarter commencing on October 31, 1996, for the four fiscal quarters ended on the date of determination.

                  FIXED RATE BID LOAN shall have the meaning assigned in Section 3.1(ii).

                  FOREIGN RESTRICTED SUBSIDIARY shall mean any Foreign Subsidiary that is a Restricted Subsidiary and FOREIGN RESTRICTED SUBSIDIARIES means more than one Foreign Restricted Subsidiary.

                  FOREIGN SUBSIDIARY shall mean any Subsidiary of TEC that is formed under the laws of a jurisdiction other than the United States, any state of the United States, the District of Columbia or any territory or possession of the United States and FOREIGN SUBSIDIARIES means more than one Foreign Subsidiary.

                  FORM 10 shall mean CUNO Incorporated's Form 10 filed with the Securities and Exchange Commission on July 29, 1996, as amended.

                  GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  GOVERNMENTAL ACTS shall have the meaning assigned to that term in Section 2.9.8.

                  GUARANTOR shall mean TEC (with respect to the Obligations of CIH) and each of the Material Domestic Subsidiaries of TEC existing on the Closing Date and each other Domestic Subsidiary of TEC which joins the Master Guarantee Agreement and the other Loan Documents as a Guarantor after the date hereof pursuant to Section 11.18.

                  GUARANTOR JOINDER shall mean a joinder to the Master Guarantee Agreement as provided in the Master Guarantee Agreement.

                  GUARANTEE of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent or joint or several), including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  GUARANTEE AGREEMENT shall mean the Guarantee and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G) or in such other form as is acceptable to the Agent in form and substance in its sole discretion, in all cases executed and delivered by TEC to the Agent for the benefit of the Banks.

                  INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under (A) any standby letter of credit or bank guarantee or (B) currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (net of any payments made to a Borrower under any of the foregoing interest rate management devices), (iv) any other transaction (including forward sale or purchase agreements, capitalized leases (but not operating leases) and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables, trade credits and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), or (v) any Guarantee of the

Indebtedness described in the foregoing clauses (i) through (iv). For purposes of any calculation of an aggregate amount of Indebtedness, any Guarantee of Indebtedness shall be excluded to the extent the underlying Indebtedness to which such Guarantee relates is included in such calculation, and vice versa.

                  INSOLVENCY PROCEEDING shall mean, with respect to any Person,
(a) any case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Combined TEC Group Entity or otherwise relating to liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors, undertaken under any Law.

                  INTERCOMPANY LOANS shall mean loans made by one Consolidated TEC Group Entity to one or more other Consolidated TEC Group Entities, which in each case shall be evidenced by Intercompany Notes.

                  INTERCOMPANY NOTES shall mean the notes, in the form attached hereto as Exhibit 1.1(I), executed by a Consolidated TEC Group Entity in favor of one or more other Consolidated TEC Group Entities.

                  INTEREST PAYMENT DATE shall mean each date specified for the payment of interest in Section 5.3.

                  INTEREST PERIOD shall mean, as applicable, an interest period with respect to any Revolving Credit Loan subject to a Euro-Rate Option as described in Section 4.2 or a Bid Loan Interest Period.

                  INTEREST RATE OPTION shall mean any Euro-Rate Option or Base Rate Option.

                  INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  JOINT VENTURE shall mean any corporation, partnership, limited liability company, joint venture, or any other entity in which TEC owns, directly or indirectly, 50% of the Control (as such term is defined in the definition of "Affiliate").

                  LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements between TEC or any Subsidiary of TEC and its employees.

                  LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                  LETTER OF CREDIT shall have the meaning assigned to that term in Section 2.9.1.

                  LETTER OF CREDIT/GUARANTEE OUTSTANDINGS shall mean collectively at any time the sum of: (i) the aggregate undrawn face amount of all Letters of Credit; (ii) the aggregate uncalled amount of all Bank Guarantees; and, (iii) without duplication of clauses (i) or (ii), all unpaid and outstanding Reimbursement Obligations.

                  LETTERS OF CREDIT FEES shall have the meaning assigned to that term in Section 2.9.3.

                  LEVEL I STATUS shall mean that the Leverage Ratio is less than
1.5 to 1.0.

                  LEVEL II STATUS shall mean that the Leverage Ratio is greater than or equal to 1.5 to 1.0 and less than 2.0 to 1.0.

                  LEVEL III STATUS shall mean that the Leverage Ratio is greater than or equal to 2.0 to 1.0 and less than 2.5 to 1.0.

                  LEVEL IV STATUS shall mean that the Leverage Ratio is greater than or equal to 2.5 to 1.0 and less than 3.0 to 1.0.

                  LEVEL V STATUS shall mean that the Leverage Ratio is greater than or equal to 3.0 to 1.0 and less than 3.3 to 1.0.

                  LEVEL VI STATUS shall mean that the Leverage Ratio is greater than or equal to 3.3 to 1.0.

                  LEVERAGE RATIO shall mean at any time of determination the ratio of Combined Funded Indebtedness on the relevant date to the Combined EBITDA for the relevant four fiscal quarters. For purposes of the foregoing, the Combined EBITDA for a given four fiscal quarter period shall be calculated on an historic PRO FORMA basis which includes (in the case of an acquisition) or excludes (in the case of a disposition) the financial results of (x) prior to the Closing Date, the acquisition of Gens Component Engineering Company and the disposition of Cuno Incorporated via the Cuno Spin-Off and (y) on and after the Closing Date, each transaction with respect to which a Transaction Notice Certificate was required pursuant to Section 8.2.3, Section 8.2.5 or Section 8.2.6, in each case as if such transaction described in either clause (x) or (y) of this sentence had occurred on the first day of such four quarter fiscal period. When the Leverage Ratio is being determined in connection with the delivery of a Transaction Notice Certificate, the numerator shall be Combined Funded Indebtedness as of the last day of the month preceding the relevant transaction date (adjusting to such date for any changes in the amount of any Indebtedness for borrowed money under lines of credit (excluding overdraft facilities), revolving credit facilities or term loans) and the denominator shall be the Combined EBITDA for the four fiscal quarters ending on the last day of the most recently ended fiscal quarter of TEC prior to such transaction date for which financial statements have become due pursuant to
Section 8.3.1 or Section 8.3.2 (provided that for this purpose, the due date of the annual financial statements required under Section 8.3.2 shall be deemed to be 60 days after the end of the fiscal year). When the Leverage Ratio is being determined for purposes of each certificate required pursuant Section 8.3.3, the numerator shall be Combined Funded Indebtedness on the last day of the fiscal quarter or fiscal year end to which it relates and the denominator shall be the Combined EBITDA for the four fiscal quarters ending on the same date.

                  LEVERAGE RATIO STATUS shall mean any of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

                  LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LOAN DOCUMENTS shall mean this Agreement, the Master Guarantee Agreement, the Guarantee Agreement, the Master Intercompany Subordination Agreement, the Notes, the Intercompany Notes, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

                  LOAN PARTIES shall mean collectively the Borrowers and the Guarantors and LOAN PARTY shall mean separately any one of them.

                  LOANS shall mean collectively the Revolving Credit Loans, the Bid Loans and the Term Loans and LOAN shall mean separately any of the Loans.

                  LONDON OFFICE shall mean the Agent's London lending office at the address shown on the signature page hereto.

                  MASTER GUARANTEE AGREEMENT shall mean the Master Guarantee and Suretyship Agreement in substantially the form of EXHIBIT 1.1(M)(1) or in such other form as is acceptable to the Agent in form and substance in its sole discretion, in all cases executed and delivered by the Guarantors to the Agent for the benefit of the Banks.

                  MASTER INTERCOMPANY SUBORDINATION AGREEMENT shall mean a subordination agreement among the Consolidated TEC Group Entities in the form attached hereto as EXHIBIT 1.1(M)(2).

                  MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Combined TEC Group taken as a whole,
(c) impairs materially or could reasonably be expected to impair materially the ability of the Combined TEC Group taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  MATERIAL DOMESTIC SUBSIDIARY shall mean any Material Subsidiary that is not a Foreign Subsidiary.

                  MATERIAL SUBSIDIARY shall mean CIH and any other Subsidiary of TEC having at least 5% of the total consolidated assets of TEC and its Subsidiaries or at least 5% of the total consolidated revenues of TEC and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of TEC.

                  MONTH, with respect to an Interest Period or Bid Loan Interest Period, as applicable, under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period or Bid Loan Interest Period, as applicable. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period or Bid Loan Interest Period, as applicable, is to end, the final month of such Interest Period or Bid Loan Interest Period, as applicable, shall be deemed to end on the last Business Day of such final month.

                  MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which TEC or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

                  MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including TEC or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  NOTES shall mean collectively the Revolving Credit Notes, the Bid Loan Notes and the Term Notes and NOTE shall mean separately any of the Notes.

                  NOTICES shall have the meaning assigned to that term in
Section 11.6.

                  OBLIGATION shall mean any obligation or liability of any Consolidated TEC Group Entity to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Master Guarantee Agreement, the Guarantee Agreement, the Letters of Credit, the Bank Guarantees or any other Loan Document.

                  OFFERED AMOUNT shall have the meaning assigned to such term in
Section 3.2.1.

                  OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  ORIGINAL CURRENCY shall have the meaning assigned to such term in Section 5.9.1.

                  OTHER CURRENCY shall have the meaning assigned to such term in
Section 5.9.1.

                  PARTICIPATION ADVANCE shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit borrowing or Bank Guarantee borrowing according to its Revolving Credit Ratable Share pursuant to Section 2.9.4 or Section 2.10.3.

                  PBGC shall mean the Pension Benefit Guarantee Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

                  PERMITTED CASH EQUIVALENT INVESTMENTS shall mean readily marketable:

                    (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in six (6) months or less from the date of acquisition;

                    (ii) commercial paper maturing in six (6) months or less rated not lower than "A-1" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. or "P-1" by Moody's Investors Service, Inc. on the date of acquisition;

                    (iii) demand deposits, time deposits or certificates of deposit maturing within six (6) months which either (x) are held by any domestic or foreign commercial bank which has capital and surplus in excess of $500,000,000 or the relevant foreign currency equivalent or by a domestic commercial bank, the holding company of which has obligations rated not lower than "A-1" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. or "P-1" by Moody's Investors Service, Inc. on the date of acquisition, (y) are deposited, held or issued, as applicable, by a financial institution reasonably and prudently chosen by a Borrower, provided the aggregate amount of any such deposits at any such institution shall not exceed $500,000 (or the relevant foreign currency equivalent) at any one time or (z) are listed on SCHEDULE 1.1(P)(1);

                    (iv) repurchase obligations of any commercial bank described in clause (iii) above with a term of not more than seven days for underlying securities of the type described in clause (i) above; and

                    (v) investments in mutual funds which invest exclusively in obligations of the type described in clauses (i) through (iv) above.

                  PERMITTED LIENS shall mean:

                    (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                    (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                    (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                    (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                    (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                    (vi) Liens and security interests in favor of the Agent for the benefit of the Banks in the application for a Letter of Credit;

                    (vii) Liens on property leased by any Combined TEC Group Entity or other interest or title of the lessor under operating leases securing obligations of such Combined TEC Group Entity to the lessor under such leases;

                    (viii) Any Lien or rights or restrictions with respect thereto existing on the date of this Agreement and described on SCHEDULE 1.1(P)(2), PROVIDED that the principal amount secured thereby is not hereafter increased (although it may be refinanced), and no additional assets become subject to such Lien, other than additions or accessions to the assets which are subject to such Lien or any replacements of any such assets acquired in the ordinary course of business;

                    (ix) Purchase Money Security Interests to the extent that
(X) such Purchase Money Security Interests attach to inventory purchased in the ordinary course of business pursuant to customary payment terms and are not perfected by the filing of financing statements or other public filings or (Y) the aggregate amount of loans and deferred payments secured by Purchase Money Security Interests not described in the foregoing clause (X) do not exceed at any one time outstanding $15,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
SCHEDULE 1.1(P)(2)) on the date of this Agreement;

                    (x) Liens relating to the licensing by TEC or its Subsidiaries of intellectual property;

                    (xi) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry or (C) if payments thereof are covered in full (subject to customary deductibles) by an insurance company of reputable standing which insurance company has acknowledged that the applicable policy applies to the following and is not reserving any right to contest applicability, and in any case they do not in the aggregate, materially impair the ability of any Combined TEC Group Entity to perform its Obligations hereunder or under the other Loan Documents:

                  (1) Claims or Liens for taxes, assessments or charges by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, due and payable and subject to interest or penalty, PROVIDED that the applicable Combined TEC Group Entity maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                  (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                  (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; and

                    (xii) additional Liens securing Indebtedness not to exceed at any time an amount equal to 5% of Combined Net Worth;

                    (xiii) Liens granted in favor of the Federal Republic of Germany, the Treuhandanstalt or the State of Saxony to secure payment of the amounts expended in connection with the transaction with such Persons described in the definition of the term "Combined Adjusted Capital Expenditures";

                    (xiv) Liens in the nature of a lease entered into as part of a sale/leaseback transaction permitted pursuant to Section 8.2.6(v);

                    (xv) Liens on assets of a Person which exist on the date such Person becomes the subject of an Acquisition by any Combined TEC Group Entity, provided that the same (A) do not attach to assets of such Person having a value in excess of 10% of the aggregate value of all assets of such Person acquired as part of the Acquisition, as such value is reflected on the books of such Person as of the date of consummation of such Acquisition, (B) secure only Indebtedness owed by such Person immediately prior to the Acquisition and (C) were not originated in anticipation of such Acquisition; and

                    (xvi) Liens created in connection with the refinancing of any Indebtedness which relates to any of the Liens described in this definition of Permitted Liens, subject, however to the proviso set forth in clause (viii) of this definition of Permitted Liens.

                  PERSON shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, limited liability company, government or political subdivision or agency thereof, or any other entity.

                  PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                  POUNDS STERLING and the symbol (POUND) shall mean lawful money of the United Kingdom.

                  PRINCIPAL OFFICE shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania at the address shown on the signature page hereto.

                  PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  PROPERTY shall mean all real property and fixtures, both owned and leased, of a Consolidated TEC Group Entity.

                  PURCHASE MONEY SECURITY INTEREST shall mean any Lien upon real or personal property to the extent the same secures no obligation other than (i) loans to a Combined TEC Group Entity the proceeds of which were used to acquire such property or (ii) payments owed by such Combined TEC Group Entity constituting the balance of the purchase price for such property.

                  QUALIFIED INVESTMENTS shall have the meaning assigned to that term in Section 8.2.6

                  QUALIFIED NOTE PLACEMENT shall mean a private or public placement of senior unsecured notes issued by TEC after the Closing Date, having terms acceptable to the Agent and which in the judgment of the Agent (i) is for an aggregate amount not to exceed the lesser of (A) the sum of the Term Loans then outstanding plus $15,000,00 or (B) $60,000,000; (ii) has an average life longer than the then remaining unexpired term of the Revolving Credit Commitments; and (iii) has covenants that are no more restrictive than those under this Agreement; provided that the proceeds thereof are immediately applied as a mandatory prepayment of the Term Loans in inverse chronological order and that the Term Loan Commitments are permanently reduced by the amount of the paydown and provided further that (x) if such placement of senior unsecured notes issued by TEC is a public, and not a private, placement and (y) the Agent for any reason does not act as Agent with respect thereto, then the provisions of the fee letter referred to in Section 10.15 relating to such placement shall not be applicable.

                  QUALIFIED SURVIVOR shall mean a Person which is the surviving entity following any acquisition of capital stock or merger, provided such surviving Person (i) after giving effect to such acquisition of capital stock or merger has a net worth equal to or greater than the net worth of the entities which were the subject of such acquisition of capital stock or merger and (ii) assumes or continues to perform, as applicable, all Obligations under the Loan Documents to which each was a party prior to such acquisition of capital stock or merger.

                  RATABLE SHARE shall mean at any time of determination:

                  (i) prior to the earlier of the Expiration Date or the termination of all of the Commitments hereunder pursuant to Section 9.2.1 or 9.2.2, the proportion that the sum of a Bank's Revolving Credit Commitment plus its Term Loan Commitment bears to the Commitments of all of the Banks; and

                  (ii) thereafter, the proportion that the sum of a Bank's Loans and Letter of Credit/Guarantee Outstandings outstanding at such time bears to the total principal amount of all of the Loans and Letter of Credit/Guarantee Outstandings then outstanding.

                  REGULATED SUBSTANCES shall mean any substance including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products and coproducts, impurities, dust, scrap, and heavy metals defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

                  REGULATION U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  REIMBURSEMENT OBLIGATION shall mean a reimbursement obligation of TEC described in Section 2.9.4 or a reimbursement obligation of CIH described in Section 2.10.5 and REIMBURSEMENT OBLIGATIONS shall mean more than one Reimbursement Obligation.

                  REPORTABLE EVENT shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  REQUESTED AMOUNT shall have the meaning assigned to such term in Section 3.1(iv).

                  REQUIRED BANKS shall mean at any time of determination:

                  (i) prior to the earlier of the Expiration Date or a termination of all of the Commitments hereunder pursuant to Section 9.2.1 or 9.2.2, Banks, whose Commitments aggregate at least 66 2/3% of the total amount of all Commitments at such time; and

                  (ii) thereafter, Banks whose Loans and Letter of Credit/Guarantee Outstandings outstanding at such time aggregate at least 66 2/3% of the total principal amount of all of the Loans and Letter of Credit/Guarantee Outstandings then outstanding.

Letter of Credit/Guarantee Outstandings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  RESTRICTED SUBSIDIARY shall mean any Subsidiary consolidated with TEC (including CIH) that is owned directly or indirectly by TEC (exclusive of any interest owed indirectly through any Unrestricted Subsidiary) and as to which such ownership interest is

(i) greater than or equal to 80% or (ii) less than 80% but greater than 50%, but only if it has been designated as a Restricted Subsidiary by a resolution by TEC's board of directors. Any such designations shall be irrevocable.

                  REVOLVING CREDIT BASE RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1.

                  REVOLVING CREDIT COMMITMENT shall mean, as to any Bank at any time the aggregate of its TEC Revolving Credit Commitment and its CIH Revolving Credit Commitment, as initially set forth opposite its name on Schedule 1.1(B) in the column labeled Total Revolving Credit Commitment and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement, as the same may have been reduced in accordance with Section 2.4 and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                  REVOLVING CREDIT EURO-RATE OPTION shall mean the option of a Borrower to have its Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1.

                  REVOLVING CREDIT LOAN REQUEST shall have the meaning assigned to that term in Section 2.5.

                  REVOLVING CREDIT LOANS shall mean collectively the TEC Revolving Credit Loans and the CIH Revolving Credit Loans and REVOLVING CREDIT LOAN shall mean separately any of them.

                  REVOLVING CREDIT NOTES shall mean the TEC Revolving Credit Notes and CIH Revolving Credit Notes and REVOLVING CREDIT NOTE shall mean separately any of them.

                  REVOLVING CREDIT RATABLE SHARE shall mean the proportion that a Bank's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Banks.

                  SOLVENT shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets (including general intangibles) of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which more than 50% (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, any partnership of which such Person is a general partner or any partnership or limited liability company of which such Person is a limited partner or member, respectively, and as to which more than 50% of the partnership interests or membership interests are at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or (ii) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person and/or one or more of such Person's Subsidiaries.

                  SYNDICATION ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean a Syndication Assignment and Assumption Agreement by and among the "Assignees" and Mellon Bank, N.A. as the "Assignor" (each as defined therein) and the Agent, substantially in the form of EXHIBIT 1.1(S).

                  SYNDICATION DATE shall mean a date after the Closing Date selected by the Agent and notice of which is given by the Agent to the Borrowers at least five (5) Business Days prior thereto.

                  TEC BID LOANS shall mean collectively, and TEC BID LOAN shall mean separately, all of the Euro-Rate Bid Loans and Fixed Rate Bid Loans or any individual Euro-Rate Bid Loan or Fixed Rate Bid Loan made by any of the Banks to TEC pursuant to Section 3.1.

                  TEC BID LOAN NOTES shall mean collectively and TEC BID LOAN NOTE shall mean separately all of the Bid Loan Notes of TEC in the form of
EXHIBIT 1.1(B)(2) evidencing its Bid Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  TEC COMMITMENT shall have the meaning assigned to that term in
Section 2.3.1.

                  TEC REVOLVING CREDIT LOANS and TEC REVOLVING CREDIT LOAN shall have the respective meanings assigned to those terms in Section 2.1.1.

                  TEC REVOLVING CREDIT NOTES shall mean collectively and TEC REVOLVING CREDIT NOTE shall mean separately all the TEC Revolving Credit Notes of TEC in the form attached hereto as EXHIBIT 1.1(R)(2) evidencing the TEC Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  TENDER OFFER shall mean the July, 1996 offer by United Dominion, Inc. to TEC's shareholders to purchase any and all shares of the common stock of TEC.

                  TEC REVOLVING CREDIT COMMITMENT shall mean, as to any Bank at any time the amount initially set forth opposite its name on SCHEDULE 1.1(B) (as amended from time to time pursuant to Section 11.11 of this Agreement) in the column labeled "TEC Revolving Credit Commitment" as the same may have been reduced in accordance with Section 2.4 and TEC REVOLVING CREDIT COMMITMENTS shall mean the aggregate TEC Revolving Credit Commitments of all of the Banks.

                  TERM LOANS shall mean collectively and TERM LOAN shall mean separately all Term Loans or any Term Loan made by the Banks or one of the Banks to TEC pursuant to Section 2.11.1 hereof.

                  TERM LOAN BASE RATE OPTION shall mean the option of TEC to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1.

                  TERM LOAN COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1. 1(B) (as amended from time to time pursuant to Section 11.11 of this Agreement) hereto in the column labeled "Amount of Commitment for Term Loans,," and TERM LOAN COMMITMENTS shall mean the aggregate Term Loan Commitments of all of the Banks.

                  TERM LOAN EURO-RATE OPTION shall mean the option of TEC to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1.

                  TERM LOAN RATABLE SHARE shall mean the proportion that a Bank's Term Loan Commitment bears to the Term Loan Commitments of all of the Banks.

                  TERM NOTES shall mean collectively and TERM NOTE shall mean separately all of the Term Notes of TEC in the form of EXHIBIT 1.1(T) hereto evidencing the Term Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                  TRANSACTION NOTICE CERTIFICATE shall mean any Transaction Notice Certificate referred to in Section 8.2.3, 8.2.5 or 8.2.6.

                  UK BASE RATE shall mean the base lending rate from time to time of the Royal Bank of Scotland plc plus one percent per annum.

                  UK BASE RATE OPTION shall mean a fluctuating rate per annum (computed on the basis of a year of 365 days and actual days elapsed) equal to the UK Base Rate plus the

Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the UK Base Rate.

                  UK EURO-RATE shall mean, with respect to Loans in Pounds Sterling comprising any Borrowing Tranche to which the Euro-Rate Option applies:

                  (A) for any Interest Period of one month or longer, the aggregate (rounded upward to the nearest 1/16 of 1 percent per annum) of (i) the rate determined by the Agent to be the rate of interest per annum quoted for deposits for such Interest Period of an amount comparable to the principal amount of such Borrowing Tranche in the London inter-bank market which appears on the relevant Telerate screen at approximately 11:00 a.m. London time on the first day of such Interest Period for delivery on the first day of such Interest Period plus (ii) the Euro Reserve Cost Rate from time to time. If no such quotation is available from Telerate, the average London inter-bank rate quoted on the Reuters Monitor Money Rate Service (or appropriate successor) shall be substituted in its place; and

                  (B) for any Interest Period shorter than one month, the aggregate (rounded upward to the nearest 1/16 of 1 percent per annum) of (i) the rate determined by the Agent to be the average of the rates of interest per annum quoted by the Agent, prior to the Syndication Date, and thereafter, by the Agent and Banks acting as co-agents, if any, by 2:30 p.m. London time two Business Days prior to the first day of such Interest Period as its cost of funds for such Interest Period in an amount comparable to the principal amount of such Borrowing Tranche for delivery on the first day of such Interest Period plus (ii) the Euro Reserve Cost Rate from time to time.

The Agent shall give prompt notice to the Borrowers of the UK Euro-Rate as determined in clause (A) above, and give notice to the Borrowers by 3:00 p.m. London time two Business Days prior to the first day of the relevant Interest Period of the UK Euro-Rate as determined in clause (B) above. Any such determination by the Agent shall be conclusive absent manifest error.

                  UK EURO-RATE OPTION shall mean a rate per annum (computed on the basis of a year of 365 days and actual days elapsed) equal to the UK Euro-Rate plus the Applicable Margin.

                  UNRESTRICTED SUBSIDIARY shall mean (i) any Subsidiary of TEC as to which TEC's direct and indirect ownership interests are less than 80% and greater than 50% and which was formed or acquired by TEC after the Closing Date and not designated by a resolution of TEC's board of directors as a Restricted Subsidiary; and (ii) all Joint Ventures in which any Consolidated TEC Group Entity owns a 50% joint venture interest.

                  US BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                  US BASE RATE OPTION shall mean a fluctuating rate per annum (computed on the basis of a year of 365 days and actual days elapsed) equal to the US Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the US Base Rate.

                  US EURO-RATE shall mean, with respect to Loans in Dollars comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/16 of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates set forth on the "LIBO" page of the Reuters Monitor Money Rate Service (or appropriate successor) or, if Reuters or its successor ceases to provide such quotes, a comparable replacement determined by the Agent, at approximately 11:00 a.m. London time two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Such Euro-Rate may also be expressed by the following formula:

                                  Average of London interbank offered rates
                                  on LIBO page of Reuters Monitor Money
                 US Euro-Rate  =  Rate Service or appropriate successor
                                  ------------------------------------------
                                  1.00 - Euro-Rate Reserve Percentage

The US Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the US Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  US EURO-RATE OPTION shall mean a rate per annum (computed on the basis of a year of 365 days and actual days elapsed) equal to the US Euro-Rate plus the Applicable Margin.

                  ULTRA shall mean Ultra Group Limited, a company organized under the laws of Great Britain.

                  ULTRA ACQUISITION shall mean the acquisition by CIH of all of the stock of Ultra, as contemplated by that certain letter of intent between them dated September 10, 1996.

            1.2 CONSTRUCTION.

            Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1 NUMBER; INCLUSION.

                  References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2 DETERMINATION.

                  References to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3 AGENT'S DISCRETION AND CONSENT.

                  Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good-faith;

                  1.2.4 DOCUMENTS TAKEN AS A WHOLE.

                  The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5 HEADINGS.

                  The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any) preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6 IMPLIED REFERENCES TO THIS AGREEMENT.

                  Article, section, subsection, clause, schedule and exhibit references are to this Agreement or such other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7 PERSONS.

                  Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8 MODIFICATIONS TO DOCUMENTS.

                  Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                  1.2.9 FROM, TO AND THROUGH.

                  Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10 SHALL; WILL.

                  References to "shall" and "will" are intended to have the same meaning.

            1.3 ACCOUNTING PRINCIPLES.

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. In the event that on or after the date hereof, a material change occurs in GAAP, the Banks and the Borrowers will consult in good faith regarding whether such change in GAAP affects any financial covenants contained herein that should be adjusted due to such change in GAAP. For purposes of this Agreement, whenever combined financial statements or items are required for the Combined TEC Group "in accordance with GAAP," or represented to be such, the same shall be determined based on consolidated and consolidating statements of the Consolidated TEC Group, making such adjustments as are necessary as if the Unrestricted Subsidiaries were not Subsidiaries of TEC. Income tax expense of the Consolidated TEC Group shall be allocated on a reasonable basis acceptable to the Agent between the Combined TEC Group, on the one hand, and all Unrestricted Subsidiaries on the other, as if reasonable tax sharing agreements were in place between them.

            2. REVOLVING CREDIT FACILITY AND TERM FACILITY

             2.1 REVOLVING CREDIT COMMITMENTS.

                  2.1.1 TEC REVOLVING CREDIT COMMITMENTS.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Loans to TEC in Dollars (each a "TEC Revolving Credit Loan" and collectively, the "TEC Revolving

Credit Loans") at any time or from time to time on or after the date hereof to the Expiration Date in an aggregate principal amount not to exceed at any one time such Bank's TEC Revolving Credit Commitment MINUS the sum of (i) such Bank's TEC Revolving Credit Loans then outstanding, plus (ii) such Bank's Revolving Credit Ratable Share of the Letter of Credit/Guarantee Outstandings to TEC then outstanding plus (iii) the Revolving Credit Ratable Share of the then outstanding TEC Bid Loans that would be allocable to such Bank if TEC Bid Loans were TEC Revolving Credit Loans. Within such limits of time and amount and subject to the other provisions of this Agreement, TEC may borrow, repay and reborrow pursuant to this Section 2.1.1.

                  2.1.2 CIH REVOLVING CREDIT COMMITMENTS.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Loans to CIH in Dollars or Pounds Sterling (each a "CIH Revolving Credit Loan" and collectively, the "CIH Revolving Credit Loans") at any time or from time to time on or after the date hereof to the Expiration Date in an aggregate principal amount (taking into account the Dollar Equivalent of any Drawing in Pounds Sterling) not to exceed at any one time such Bank's CIH Revolving Credit Commitment MINUS the sum of (i) such Bank's CIH Revolving Credit Loans then outstanding, plus (ii) such Bank's Revolving Credit Ratable Share of the Letter of Credit/Guarantee Outstandings to CIH then outstanding plus (iii) the Revolving Credit Ratable Share of the then outstanding CIH Bid Loans that would be applicable to such Bank if CIH Bid Loans were CIH Revolving Credit Loans. Within such limits of time and amount and subject to the other provisions of this Agreement, CIH may borrow, repay and reborrow pursuant to this Section
2.1.2. Notwithstanding anything to the contrary in the foregoing, to the extent that the aggregate amount of seller financing obtained in connection with the Ultra Acquisition is not secured by Bank Guarantees, availability of CIH Revolving Credit Loans shall be further reduced by such amount except for the purpose of repaying such seller financing.

            2.2 NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT LOANS.

            Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Revolving Credit Ratable Share. The aggregate of each Bank's TEC Revolving Credit Loans outstanding hereunder to TEC at any time shall never exceed its TEC Revolving Credit Commitment minus its Revolving Credit Ratable Share of the Letter of Credit/Guarantee Outstandings to TEC, and the aggregate of all of the Banks' TEC Revolving Credit Loans plus Letter of Credit/Guarantee Outstandings to TEC plus TEC Bid Loans outstanding shall not exceed the TEC Revolving Credit Commitments. The aggregate of each Bank's CIH Revolving Credit Loans outstandings hereunder to CIH at any time (taking the Dollar Equivalent at such time of any Drawing in Pounds Sterling) shall never exceed its CIH Revolving Credit Commitment minus its Revolving Credit Ratable Share of the Letter of Credit/Guarantee Outstandings to CIH, and the aggregate of all of the Banks' CIH Revolving Credit Loans plus Letter of Credit/Guarantee Outstandings to CIH plus CIH Bid Loans outstanding shall not exceed the CIH Revolving Credit Commitments (converting any amount drawn in Pounds Sterling to the Dollar Equivalent thereof). The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

            2.3 REVOLVING CREDIT AND TERM LOAN COMMITMENT FEES.

                  2.3.1 TEC'S FEES.

                  Accruing from the Closing Date until the Expiration Date, TEC agrees to pay to the Agent at the Applicable Lending Office in Dollars for the account of each Bank, as consideration for such Bank's TEC Revolving Credit Commitment and its Term Loan Commitment (together for any Bank, its "TEC Commitment," and collectively for all the Banks the "TEC Commitments") hereunder, a nonrefundable commitment fee (the "TEC Commitment Fee") equal to the Applicable Margin per annum (computed on the basis of a year of 360 days and actual days elapsed) times the average daily difference between (i) the amount of such Bank's TEC Commitment as the same may be constituted from time to time, and (ii) the sum of such Bank's TEC Revolving Credit Loans outstanding, plus its Term Loans outstanding plus its then outstanding Letter of Credit/Guarantee Outstandings excluding any Documentary Letters of Credit.

                  2.3.2 CIH'S FEES.

                  Accruing from the Closing Date until the Expiration Date, CIH agrees to pay to the Agent at the Applicable Lending Office in Dollars for the account of each Bank (to such account as the Agent may nominate in writing from time to time), as consideration for such Bank's CIH Revolving Credit Commitment (its "CIH Revolving Credit Commitment") hereunder, a nonrefundable commitment fee (the "CIH Commitment Fee") equal to the Applicable Margin per annum (computed on the basis of a year of 360 days and actual days elapsed) times the average daily difference between (i) the amount of such Bank's CIH Revolving Credit Commitment as the same may be constituted from time to time, and (ii) the sum of such Bank's CIH Revolving Credit Loans outstanding plus its then outstanding Letter of Credit/Guarantee Outstandings.

                  The TEC Commitment Fee and the CIH Commitment Fee (collectively, the "Commitment Fees") shall be payable in arrears on the first Business Day of each January, April, July and October and on the earlier of the Expiration Date or acceleration of the Notes.

            2.4 VOLUNTARY REDUCTION OF REVOLVING CREDIT AND TERM LOAN
COMMITMENTS.

                  2.4.1 GENERAL REQUIREMENTS.

            TEC, with respect to the TEC Revolving Credit Commitments and separately with respect to the Term Loan Commitments, and CIH with respect to the CIH Revolving Credit

Commitments, shall have the right at any time and from time to time upon not less than three (3) Business Days' prior written notice to the Agent at the Applicable Lending Office to permanently reduce, in a minimum amount of $5,000,000 (or the Dollar Equivalent in the case of CIH) and in integral multiples of $1,000,000 (or the Dollar Equivalent in the case of CIH), or terminate their respective Commitments, both without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full by the Borrower so reducing its applicable Commitment of any applicable Commitment Fee then accrued on the amount of such reduction or termination and (b) prepayment of the Revolving Credit Notes and/or Term Notes of such Borrower in an amount equal to the amount by which the then outstanding balance of (i) Revolving Credit Loans plus Bid Loans plus Letter of Credit Outstandings to such Borrower exceeds the Revolving Credit Commitments to such Borrower or (ii) the Term Notes exceeds the Term Loan Commitments, in either case after such reduction or termination, as applicable, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.6). From the effective date of any such reduction or termination, the obligations of TEC or CIH, as the case may be, to pay the relevant Commitment Fee pursuant to Section 2.3 shall correspondingly be reduced or cease.

                  2.4.2 COLLATERAL FOR LETTER OF CREDIT/GUARANTEE OUTSTANDINGS TO TEC.

            In the case of a voluntary reduction by TEC or the termination for any reason of the TEC Revolving Credit Commitments, TEC shall deposit in a non-interest bearing blocked cash collateral account with the Agent (provided that (i) with the consent of the Agent, such account shall bear interest and
(ii) the Agent shall utilize good faith efforts to grant such consent), as cash collateral for its Obligations in respect of the Letters of Credit and related applications and agreements, the amount, if any, by which the resulting TEC Revolving Credit Usage exceeds the TEC Revolving Credit Commitments as so reduced or terminated, and TEC hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. From time to time the Agent shall return to TEC any excess of the amount held in such account over the amount by which the TEC Revolving Credit Usage then exceeds the TEC Revolving Credit Commitments. For the purposes of this Section 2.4.2, the phrase "TEC Revolving Credit Usage" shall mean, at any time, the sum of the TEC Revolving Credit Loans and TEC Bid Loans outstanding plus the Letters of Credit/Guarantee Outstandings to TEC.

                  2.4.3 COLLATERAL FOR BANK GUARANTEE OUTSTANDINGS.

            In the case of a voluntary reduction by CIH or the termination, for any reason, of the CIH Revolving Credit Commitments, CIH shall deposit in a non-interest bearing blocked cash collateral account with the Agent (provided that (i) with the consent of the Agent, such account shall bear interest and
(ii) the Agent shall utilize good faith efforts to grant such consent) or as the Agent may direct, as cash collateral for its Obligations in respect of the Bank Guarantees and related applications and agreements, the amount, if any, by which the resulting CIH Revolving Credit Usage exceeds the CIH Revolving Credit Commitments as so reduced or terminated, and CIH hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations and agrees to grant to the Agent such further security over such cash as it may require from time to time. From time to time the Agent shall return to CIH any excess of the amount held in such account over the amount by which the CIH Revolving Credit Usage then exceeds the CIH Revolving Credit Commitments. For the purposes of this Section 2.4.3, the phrase "CIH Revolving Credit Usage" shall mean, at any time, the sum of the CIH Revolving Credit Loans and CIH Bid Loans outstanding plus the Letters of Credit/Guarantee Outstandings to CIH.

            2.5 REVOLVING CREDIT LOAN REQUESTS.

            Except as otherwise provided herein, TEC may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans to it, or renew or convert the Interest Rate Option applicable to its existing Revolving Credit Loans pursuant to Section 4.1.1, by delivering to the Agent, at its Principal Office, not later than 12:00 p.m., Pittsburgh, Pennsylvania time,
(i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of TEC Revolving Credit Loans to which the Revolving Credit Euro-Rate Option applies or the conversion to or the renewal of the Revolving Credit Euro-Rate Option for any Revolving Credit Loans; and (ii) not later than 12:00 p.m., Pittsburgh, Pennsylvania time on the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Revolving Credit Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Revolving Credit Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.5(A) or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Revolving Credit Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the following information and such other information as is set forth on EXHIBIT 2.5(A): (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche to which the Revolving Credit Euro-Rate Option applies and not less than the lesser of $1,000,000 (or the Dollar Equivalent) or the maximum amount available for Borrowing Tranches to which the Revolving Credit Base Rate Option applies; (iii) whether the Revolving Credit Euro-Rate Option or Revolving Credit Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Revolving Credit Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising such Borrowing Tranche. CIH shall be entitled to make Drawings of the CIH Revolving Credit Loan or renew or convert the Interest Rate Option applicable to its then existing Revolving Credit Loans pursuant to Section 4.1.1 as set out above in relation to TEC but substituting, as applicable, the Agent's London Office, 11:00 a.m. London time, Exhibit 2.5(B), a requirement that requests for Borrowing Tranches to which the Revolving Credit Base Rate Option is to apply shall be received one (1) Business Day prior to the proposed Borrowing Date or conversion date, as applicable, and minimum Borrowing Tranches of (pound)1,000,000 and integral multiples of (pound)500,000 in excess thereof.

            2.6 MAKING REVOLVING CREDIT LOANS.

            The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Banks of its receipt of the related Loan Request specifying: (i) the proposed Borrower and Borrowing Date of such Revolving Credit Loans; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2. In addition, after the applicable interest rate is determined, the Agent will promptly notify the Banks and each of the Borrowers of the interest rate. After the Syndication Date, if the Loan Request is for a CIH Revolving Credit Loan subject to the UK Euro-Rate Option for an Interest Period of less than one Month, each co-agnet shall notify the Agent of its cost of funds quote by the required time as contemplated in clause (B) of the definition of UK Euro-Rate. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent (to such account as the Agent may nominate in writing from time to time) such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Revolving Credit Loans to the requesting Borrower in Dollars or (as applicable) Pounds Sterling at the Applicable Lending Office prior to (as applicable) 2:00 p.m. Pittsburgh time or 1:00 p.m. London time in immediately available funds on the applicable Borrowing Date, PROVIDED that if the Agent assumes pursuant to Section 10.16 that a Bank will make available to the Agent such Bank's portion of a Revolving Credit Loan and such Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16.

            2.7 REVOLVING CREDIT NOTES.

            The Obligation of a Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by an appropriate Revolving Credit Note in the form of EXHIBIT 1.1(R)(1) OR (2) payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank to such Borrower.

            2.8 USE OF REVOLVING CREDIT PROCEEDS.

            The proceeds of the TEC Revolving Credit Loans shall be used for general corporate purposes. The proceeds of the CIH Revolving Credit Loans shall be used as follows: (i) to finance the acquisition by CIH of Ultra in an amount not to exceed the lesser of $44,000,000 or the Dollar Equivalent of (pound)26,000,000, in either case, minus the amount of financing of the purchase price provided by the seller (the "Seller Loan"); (ii) if a Seller Loan is obtained, to repay the Seller Loan; and (iii) the balance (not to exceed $10,000,000 or its Dollar Equivalent), if any, for general corporate purposes.

            2.9 LETTERS OF CREDIT SUBFACILITY FOR TEC.

                  2.9.1 ISSUANCE OF LETTERS OF CREDIT FOR TEC'S ACCOUNT.

                  TEC may request the issuance of (or modification of any issued) letters of credit (each a "Letter of Credit" and in the aggregate the "Letters of Credit") on behalf of itself for its general corporate purposes by delivering no later than 12:00 p.m., Pittsburgh, Pennsylvania time three (3) Business Days prior to the requested date of issuance of such Letter of Credit to the Agent a written notice specifying the proposed beneficiary, date of issuance and expiry date for such Letter of Credit or modification to an existing Letter of Credit and the nature of the transactions to be supported thereby. Subject to the terms and conditions hereof and to the execution of a completed application and continuing agreement for letters of credit in the form attached hereto as EXHIBIT 2.9.1 or such other form as the Agent may specify from time to time and in reliance on the agreements of the Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of 365 days from and including the date of issuance, (B) in no event expire later than five Business Days prior to the Expiration Date and provided further that in no event shall
(i) the Letter of Credit/Guarantee Outstandings to TEC exceed, at any one time, $20,000,000 or (ii) the sum of the TEC Revolving Credit Loans plus TEC Bid Loans plus Letter of Credit/Guarantee Outstandings to TEC then outstanding exceed, at any one time, the TEC Revolving Credit Commitments. In the event of any conflict between the terms of this Agreement and the terms of the forms of application and agreement for letters of credit, the terms of this Agreement shall control (provided that terms of the Agent's form of application and continuing agreement for letters of credit which are in addition to those contained herein and which do not expressly conflict with the terms contained herein shall not be deemed to be in conflict with this Agreement), provided, however, that notwithstanding the foregoing, the provisions of the application and agreement for letters of credit, to the extent the same pertain to remedies, shall govern and control. Notwithstanding the minimum draw requirements for Revolving Credit Loans, any standby Letter of Credit may be requested for an amount greater than or equal to $250,000 and any Documentary Letter of Credit may be requested for an amount greater than or equal to $50,000.

                  2.9.2 PARTICIPATIONS.

                  Immediately upon issuance of each Letter of Credit, and without further action, each Bank shall be deemed to, and hereby agrees that it shall have irrevocably purchased for such Bank's own account and risk from the Agent an individual participation interest in such Letter of Credit and drawings thereunder in an amount equal to such Bank's Revolving Credit Ratable Share of the maximum amount which is or at any time may become available to be drawn thereunder, and each Bank shall be responsible to reimburse the Agent immediately for its Revolving Credit Ratable Share of any disbursement under any Letter of Credit which has not been reimbursed by TEC in accordance with Section
2.9.4 by making its Revolving Credit Ratable Share of the Revolving Credit Loans referred to in Section 2.9.4 available to the Agent. Upon the request of any Bank and upon the issuance and the termination of each Letter of

Credit, the Agent shall notify each Bank of the amount of such Bank's participation in Letters of Credit.

                  2.9.3 LETTER OF CREDIT FEES.

                  TEC shall pay to the Agent for the ratable account of the Banks as provided in Section 5.2.1 fees ("Letters of Credit Fees") with respect to Letter of Credit/Guarantee Outstandings to TEC in respect of Letters of Credit in an amount equal to such Letter of Credit/Guarantee Outstandings to TEC multiplied by a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) as specified in the definition of Applicable Margin separately for standby Letters of Credit and for Documentary Letters of Credit, for the applicable period specified in such definition, payable quarterly in arrears on the first Business Day of each January, April, July and October following the Closing Date and on the earlier of the Expiration Date or the acceleration of the Notes. Such rates (per annum) of the foregoing Letters of Credit Fees shall change on the effective date of any change in the Applicable Margin.

                  TEC shall also pay to the Agent for its sole account (i) a fronting fee equal to one-eighth of one percent (0.125%) per annum of the aggregate undrawn face amount of each Letter of Credit payable quarterly in arrears, and (ii) its then in effect customary issuance fees and administrative expense payable with respect to its Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of letters of credit, payable at such times as the Agent may specify.

                  2.9.4 DISBURSEMENTS; REIMBURSEMENT.

                  TEC shall be obligated immediately to reimburse the Agent for all amounts which the Agent is required to pay pursuant to the Letters of Credit issued by the Agent on or before the date on which the Agent is required to make payment with respect to a draft presented thereunder. The Agent will promptly notify TEC of each demand or presentment for payment or draft accepted for payment or other drawing under each Letter of Credit issued by the Agent. The Agent shall promptly notify each Bank of the amount required to be paid by such Bank as a result of a drawing upon such Letter of Credit if TEC has not timely reimbursed the Agent for such draw. If such notice is received by a Bank before 1:00 p.m., Pittsburgh, Pennsylvania time, such Bank shall deliver such Bank's Revolving Credit Ratable Share of such payment in immediately available funds to the Agent on that Business Day. If such notice is received by a Bank after 1:00 p.m., Pittsburgh, Pennsylvania time, such Bank shall before 10:00 a.m., Pittsburgh, Pennsylvania time, on the next succeeding Business Day, deliver to the Agent such Bank's Ratable Share of such payment as a TEC Revolving Credit Loan from such Bank in immediately available funds.

                  2.9.5 DOCUMENTATION.

                  TEC agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from TEC's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern (provided that terms of the Agent's application and agreement for letters of credit which are in addition to those contained herein and which do not expressly conflict with the terms contained herein shall be deemed not to be in conflict with this Agreement). It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following TEC's instructions or those contained in the Letters of Credit issued by the Agent or any modifications, amendments or supplements thereto.

                  2.9.6 DETERMINATIONS TO HONOR DRAWING REQUESTS.

                  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

                  2.9.7 NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.

                  The obligation of the Banks to participate in Letters of Credit pursuant to Section 2.9.2 and the obligation of the Banks pursuant to
Section 2.9.4 to fund TEC Revolving Credit Loans upon a draw under a Letter of Credit or to make Participation Advances in Letters of Credit and the Obligations of TEC to reimburse the Agent upon a draw under any Letter of Credit pursuant to Section 2.9 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of such sections under all circumstances, including the following circumstances:

                           (i) the failure of any Borrower or any other Person to comply with the conditions set forth in this Agreement for the making of a TEC Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a TEC Revolving Credit Loan under Section 2.9.4;

                           (ii) any lack of validity or enforceability of any Letter of Credit;

                           (iii) the existence of any claim, set-off, defense or other right which the Agent, any Bank or any other Person may have at any time against a beneficiary or any transferee of any

                                    Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent, any Bank or any other Person or whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Consolidated TEC Group Entity and the beneficiary for which any Letter of Credit was procured);

                           (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

                           (v) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                           (vi)     any adverse change in the business,
                                    operations, properties, assets, condition
                                    (financial or otherwise) or prospects of any Consolidated TEC Group Entity;

                           (vii) any breach of this Agreement or any other Loan Document by any party thereto;

                           (viii)   any other circumstance or happening
                                    whatsoever, whether or not similar to any of the foregoing;

                           (ix) the fact that an Event of Default or a Potential Default shall have occurred and be continuing; and

                           (x) the fact that the Expiration Date shall have passed or this Agreement or the TEC Revolving Credit Commitments hereunder shall have been terminated.

                  2.9.8 INDEMNITY.

                  In addition to amounts payable as provided in Section 10.5, TEC hereby agrees to pay and to protect, indemnify and save harmless the Agent and the Banks from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and/or allocated costs of internal counsel) which any of them may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent with respect to the Letters of Credit as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  2.9.9 LIABILITY FOR ACTS AND OMISSIONS.

                  As between any Borrower and the Agent, such Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for issuance of any Letter of Credit issued by the Agent, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to TEC or any Banks.

                  No Bank or Consolidated TEC Group Entity may commence a proceeding against the Agent for wrongful disbursement under a Letter of Credit issued by the Agent as a result of acts or omissions constituting gross negligence or willful misconduct of the Agent, until the Banks have made and the Borrowers have repaid the Revolving Credit Loans described in Section 2.9.4; provided, however, that nothing in this Section 2.9.9 shall adversely affect the right of TEC, after such payment, to commence any proceeding against the Agent for any breach of its obligations hereunder.

            2.10 BANK GUARANTEE SUBFACILITY FOR CIH.

                  2.10.1 ISSUANCE OF BANK GUARANTEES ON BEHALF OF CIH.

                  CIH may request the Agent's London Office to issue one or more Bank Guarantees (each a "Bank Guarantee" and collectively, the "Bank Guarantees") in favor of nominated beneficiaries to guarantee CIH's liability for deferred purchase consideration arising out of the closing of the Ultra Acquisition or for other corporate purposes by delivering to the Agent at its London Office by no later than 12:00 p.m., London time at least three Business Days before the requested date of issuance of the relevant Bank Guarantee a written notice (a "Request") in substantially the form of EXHIBIT 2.10.1 specifying the proposed beneficiary, date of issuance, the expiry date of the Bank Guarantee, the nature of the transactions to be supported thereby and whether or not the guaranteed liability is to be in Dollars or Pounds Sterling. Subject to the terms and conditions of this Agreement and provided that at the time of the delivery of the relevant Request and upon the proposed date of issuance (a) the representations and warranties set out in Section 6 of this Agreement are true and correct on and as of each such time as if each were made with reference to the facts and circumstances existing at such time, and (b) no Event of Default or Potential Default shall have occurred and be continuing or would result from the issuance of the relevant Bank Guarantee, the Agent's London Lending Office will issue the relevant Bank Guarantee.

                  2.10.2 RESTRICTIONS ON BANK GUARANTEES.

                  Each Bank Guarantee shall (A) expire no later than 365 days from and including its date of issuance; and (B) not expire later than five (5) Business Days prior to the Expiration Date. In any event, Bank Guarantee Outstandings (i) shall not exceed at any one time the sum of the Bank Guarantees issued in connection with the consummation of the Ultra Acquisition, plus the equivalent in Pounds Sterling of $2,000,000 (measured at the time of incurrence) with respect to Bank Guarantees not used in connection with the Ultra Acquisition and (ii) the sum of the Bank Guarantee Outstandings, CIH Revolving Credit Loans and CIH Bid Loans then outstanding shall not, at any one time, exceed the CIH Revolving Credit Commitments.

                  2.10.3 PARTICIPATIONS.

                  Immediately upon the issuance of any Bank Guarantee, and without further action, each Bank shall be deemed to, and hereby agrees that it shall, have irrevocably purchased for such Bank's Revolving Credit own account and risk from the Agent an individual participation interest in such Bank Guarantee in an amount equal to such Bank's Revolving Credit Ratable Share of the maximum amount of the Agent's liability under such Bank Guarantee, and each Bank shall reimburse the Agent immediately for its Revolving Credit Ratable Share of any payment by the Agent of its liability under any Bank Guarantee which has not been reimbursed by CIH in accordance with Section 2.10.5.

                  Upon the request of any Bank and no less frequently than once in each calendar month, the Agent shall notify each Bank of the amount of such Bank's participation in Bank Guarantees.

                  2.10.4 BANK GUARANTEE FEES.

                  CIH shall pay to the Agent in Dollars into such account as the Agent may nominate in writing from time to time for the ratable account of the Banks fees ("Bank Guarantee Fee") with respect to Bank Guarantee Outstandings in an amount equal to such Bank Guarantee Outstandings multiplied by a rate per annum (computed on the basis of a year of 365 days and actual days elapsed) as specified in the definition of Applicable Margin for Bank Guarantees, for the applicable period specified in such definition, payable quarterly in arrears on the first Business Day of each of January, April, July and October following the Closing Date and on the earlier of the Expiration Date or the date upon which any demand is made for the repayment of the Loans. Such rates (per annum) of the Bank Guarantee Fees shall change on the effective date of any change in the Applicable Margin.

                  CIH shall also pay to the Agent in the same manner and currency as it shall pay the Bank Guarantee Fee for its sole account (i) a fronting fee equal to 0.125% per annum of the aggregate guarantee liability of the Agent under each Bank Guarantee issued, payable quarterly in arrears, and
(ii) all administrative and other costs and expenses incurred by the Agent in connection with the issuance, maintenance, modification, assignment, transfer, negotiation and administration of any Bank Guarantee, payable upon request from the Agent.

                  2.10.5 COUNTER-INDEMNITIES.

                  CIH unconditionally and irrevocably agrees and undertakes to the Agent and each of the Banks that:

                  (A) it will pay the Agent, on demand and in the currency in which such amount shall have been demanded, made, suffered or incurred, an amount equal to all payments made, suffered or incurred by it (whether by direct payment or by way of set-off, counterclaim or otherwise) under or in respect of any Bank Guarantee; and

                  (B) it will at all times reimburse and indemnify the Agent and each of the Banks and keep each of them indemnified, as primary obligor and not merely as surety, and notwithstanding the insufficiency, illegality or unenforceability of any Bank Guarantee, from and against all actions, proceedings, claims, liabilities, damages, losses, costs, charges and expenses (including reasonable legal fees and disbursements, whether of internal or external counsel) whatsoever in relation to or arising out of each Bank Guarantee and/or its participation therein, including without limitation any amount paid by any Bank under Section 2.10.6, other than as a result of the gross negligence or willful misconduct of the Agent (as determined by a final judgment of a court of competent jurisdiction).

                  CIH and each of the Banks hereby irrevocably authorizes the Agent to comply with the terms of and make any payment in accordance with any demand made or appearing or purporting to be made on the Agent pursuant to any Bank Guarantee without any reference to, or further authority from, and despite any objection by, CIH or any Bank and without any inquiry by the Agent into the justification for or validity of such demand. CIH agrees that any payment which the Agent shall make in accordance or purporting to be in accordance with such a demand shall be binding on CIH and the Banks and be accepted by them as conclusive and binding evidence that the Agent was liable to comply with the terms of such demand, in the manner and the amount demanded.

                  The obligations and liability of CIH under this Section 2.10.5 shall not be affected or impaired by (a) any waiver or time or indulgence granted to or by the Agent; (b) any release or dealings with any rights or security of the Agent; (c) any invalidity of any Bank Guarantee; (d) any variation or extension of any Bank Guarantee provided that such variation or extension shall have been approved by CIH and the Agent respectively; or (e) any other circumstances which might but for this provision affect or impair, or exonerate or discharge CIH from, such obligations or liability.

                  The indemnity contained in this Section shall constitute and be a continuing security to the Agent and each of the Banks and shall be in addition to, and shall not prejudice or be prejudiced by, any other security, guarantee, indemnity, lien or other right of the Agent or any Bank.

                  CIH will forthwith inform the Agent of all facts or circumstances of which it is or becomes aware which may result in any claim or demand being made on the Agent under any Bank Guarantee.

                  Neither CIH nor any Bank may make any claim or commence a proceeding against the Agent for wrongful payment under a Bank Guarantee arising from the Agent's gross negligence or willful misconduct unless and until the relevant Bank or Banks or CIH (as applicable) has made all such payments to the Agent as are required pursuant to this Section 2.10.5 or Section 2.10.6.

                  2.10.6 CLAIMS UNDER BANK GUARANTEES.

                  If any claim or demand is made under a Bank Guarantee being or purporting to be in accordance with its terms, the Agent shall promptly notify CIH and each Bank, specifying:

                  (A) the Bank Guarantee in respect of which the claim or demand has been made;

                  (B) the date on which payment is to be made; and

                  (C) the aggregate amount and currency of the claim or demand and each Bank's participation in such amount.

                  If CIH fails to pay any amount to the Agent on demand under
Section 2.10.5, the Agent shall promptly notify each of the Banks. Each of the Banks shall, if so notified under this paragraph, pay in accordance with Section
2.10.5 and by way of indemnity to the Agent for the Agent's account, not later than 12:00 noon, London time on the due date for payment under the relevant Bank Guarantee in immediately available funds, its Revolving Credit Ratable Share of the amount which CIH has so failed to pay.

         2.11 TERM FACILITY.

                  2.11.1 TERM LOAN COMMITMENTS.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make a term loan (the "Term Loan") to TEC on the Closing Date in an amount equal to such Bank's Term Loan Commitment.

                  2.11.2 NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO TERM
LOANS.

                  The obligations of each Bank to make a Term Loan to TEC shall be in the proportion that such Bank's Term Loan Commitment bears to the Term Loan Commitments of all Banks to TEC, but each Bank's Term Loan to TEC shall never exceed its Term Loan Commitment. The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments and TEC shall not have the right to borrow, repay and reborrow under Section 2.11.1.

                  2.11.3 TERM LOAN NOTES.

                  The obligation of TEC to repay the unpaid principal amount of the Term Loan made to it by each Bank, together with interest thereon, shall be evidenced by a promissory note of TEC dated the Closing Date in substantially the form attached hereto as EXHIBIT 1.1(T) payable to the order of each Bank in a face amount equal to the Term Loan Commitment of such Bank. The outstanding principal amount of the Term Notes shall be payable in the following installments:


                  Installment           Installment
                   Due Date                Amount
                   --------                ------

                    1/31/98             $ 5,125,000


                  Installment           Installment
                   Due Date                Amount
                   --------                ------
                    4/30/98             $ 5,125,000
                    7/31/98             $ 5,125,000
                   10/31/98             $ 5,125,000
                    1/31/99              $7,500,000
                    4/30/99             $ 7,500,000
                    7/31/99             $ 7,500,000
                   10/31/99             $ 8,500,000
                    1/31/00             $ 8,500,000
                                        -----------
                                        $60,000,000


                  2.11.4 USE OF TERM LOAN PROCEEDS.

                  The proceeds of the Term Loans will be used by TEC to refinance existing indebtedness owed by it to Mellon Bank, N.A. and for other general corporate purposes.

                           3. COMPETITIVE BID FACILITY

         3.1 BID LOAN REQUESTS.

         Except as otherwise provided herein, each Borrower may from time to time prior to the Expiration Date request that in lieu of Revolving Credit Loans the Banks make Euro-Rate Bid Loans or Fixed Rate Bid Loans by delivering to the Agent at its Applicable Lending Office not later than 11:00 A.M. Pittsburgh or London time, as the case may be, one Business Day prior to the proposed Borrowing Date if it is a Fixed Rate Bid Loan and 11:00 A.M. Pittsburgh or London time, as the case may be, four (4) Business Days prior to the proposed Borrowing Date if it is a Euro-Rate Bid Loan of a duly completed request therefor substantially in the form of EXHIBIT 3.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Bid Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Bid Loan Request shall be irrevocable and shall specify the following:

                  (i) the proposed Borrowing Date,

                  (ii) whether the Borrower desires that such Bid Loan bear interest at (A) a fixed rate per annum (which shall be expressed as a percentage rate per annum in the form of a decimal to no more than four places and computed on a year of 365 or 366 days) specified by the Bank making such Bid Loan in its Bid (a "Fixed Rate Bid Loan") or (B) the applicable Euro-Rate plus or minus a margin (the "Margin") (which shall be expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places and based on a year of 360 days, in the case of TEC Bid Loans, or a year of 365 days in the case of CIH Bid Loans) as specified by the Bank making such Bid Loan in its Bid (a "Euro-Rate Bid Loan");

                  (iii) the term of the proposed Bid Loan (the "Bid Loan Interest Period"), which may be (A) no less than seven (7) days and no longer than ninety (90) days in the case of a Fixed Rate Bid Loan, or (B) one, two or three Months in the case of a Euro-Rate Bid Loan; and in all cases, such term may not extend beyond the Expiration Date; and

                  (iv) the maximum principal amount (the "Requested Amount") of such Bid Loan, which shall be (i) not less than $5,000,000 and shall be an integral multiple of $1,000,000, in the case of TEC Bid Loans, and (ii) not less than (pound)1,000,000 and shall be an integral multiple of (pound)500,000 in the case of CIH Bid Loans.

After giving effect to any such TEC Bid Loan and any TEC Revolving Credit Loans made to TEC on or before the Borrowing Date for such TEC Bid Loan, (i) the aggregate amount of the TEC Bid Loans of all Banks outstanding shall not exceed $25,000,000, (ii) the aggregate amount of the TEC Bid Loans of any one Bank outstanding shall not exceed $25,000,000, and (iii) the aggregate amount of all TEC Revolving Credit Loans, TEC Bid Loans and Letter of Credit/Guarantee Outstandings to TEC then outstanding shall not exceed the aggregate amount of the TEC Revolving Credit Commitments.

After giving effect to any such CIH Bid Loan and any CIH Revolving Credit Loans made to CIH on or before the Borrowing Date for such CIH Bid Loan, (i) the aggregate amount of the CIH Bid Loans of all Banks outstanding shall not exceed $5,000,000 or its Dollar Equivalent, (ii) the aggregate amount of the CIH Bid Loans of any one Bank outstanding shall not exceed $5,000,000 or its Dollar Equivalent, and (iii) the aggregate amount of all CIH Revolving Credit Loans, CIH Bid Loans and Letter of Credit/Guarantee Outstandings to CIH shall not exceed the aggregate amount of the CIH Revolving Credit Commitments.

         3.2 BIDDING FOR, ACCEPTING AND MAKING BID LOANS.

                  3.2.1 BIDDING.

                  The Agent shall promptly after receipt by it of a Bid Loan Request pursuant to Section 3.1 notify the Banks of its receipt of such Bid Loan Request, specifying (i) the proposed Borrower and Borrowing Date, (ii) the Bid Loan Interest Period, (iii) the principal amount of the proposed Bid Loan and
(iv) whether such Bid Loan is to be a Euro-Rate Bid Loan or a Fixed Rate Bid Loan. Each Bank may submit a bid (a "Bid") to the Agent at the Applicable Lending Office by telephone (immediately confirmed in writing in the form of EXHIBIT 3.2 by letter, facsimile or telex) not later than 10:00 A.M. Pittsburgh time or London time (as applicable) on the proposed Borrowing Date specified in the Bid Loan Request in the case of a Fixed Rate Bid Loan and 10:00 A.M. Pittsburgh or London time (as applicable) three (3) Business Days before the proposed Borrowing Date in the case of a Euro-Rate Bid Loan. Each Bid shall specify: (A) the principal amount of proposed Bid Loans offered by such Bank (the "Offered Amount"), which (i) may be less than, but shall not exceed, the Requested Amount,

(ii) shall be at least $2,000,000 (or the Dollar Equivalent) and shall be an integral multiple of $500,000 (or the Dollar Equivalent) if it is a Euro-Rate Bid Loan or an integral multiple or $500,000 if it is a Fixed Rate Bid Loan, and
(iii) may exceed such Bank's Commitment, and (B) the interest rate in the case of a Fixed Rate Bid Loan or the Margin in the case of a Euro-Rate Bid Loan applicable to such proposed Bid Loan offered by such Bank. If any Bid omits information required hereunder, the Agent may in its sole discretion attempt to notify the Bank submitting such Bid. If the Agent so notifies a Bank, such Bank may resubmit its Bid, provided that it does so prior to 10:00 A.M. Pittsburgh time or London time (as applicable) on the Borrowing Date in the case of a Fixed Rate Bid Loan or 10:00 A.M. Pittsburgh or London time (as applicable) three (3) Business Days before the Borrowing Date in the case of a Euro-Rate Bid Loan. The Agent shall promptly notify the Borrower of each Bid provided that the Agent has received such Bid on or before 10:00 A.M. Pittsburgh time or London time (as applicable) on the Borrowing Date in the case of a Fixed Rate Bid Loan or 10:00 A.M. Pittsburgh or London time (as applicable) three (3) Business Days before the Borrowing Date in the case of a Euro-Rate Bid Loan. If the Agent in its capacity as a Bank shall, in its sole discretion, make a Bid, it shall notify the Borrower of such Bid before 9:30 A.M. Pittsburgh time or London time (as applicable) on the Borrowing Date in the case of a Fixed Rate Bid Loan or 9:30 A.M. Pittsburgh or London time (as applicable) three (3) Business Days before the Borrowing Date in the case of a Euro-Rate Bid Loan.

                  3.2.2 ACCEPTING BIDS.

                  The requesting Borrower shall, in its sole discretion, irrevocably accept or reject any one or all of the Bids and shall notify the Agent at the Applicable Lending Office of its acceptance or rejection by telephone (immediately confirmed in writing by letter, facsimile or telex). If the Borrower elects to accept any Bids, its acceptance must meet the following conditions: (1) such acceptance must be received by Agent by 11:30 A.M. Pittsburgh time or London time (as applicable) on the Borrowing Date if the Borrower is accepting a Bid for a Fixed Rate Bid Loan and by 11:30 A.M. Pittsburgh or London time (as applicable) three (3) Business Days before the Borrowing Date if the Borrower is accepting a Bid for a Euro-Rate Bid Loan; (2) the total amount which the Borrower accepts from all Banks must equal or exceed $1,000,000 and be in an integral multiple of $500,000 (or in each case as applicable, the Dollar Equivalent) if it is a Euro-Rate Bid Loan or an integral multiple of $500,000 if it is a Fixed Rate Bid Loan and in either instance may not exceed the Requested Amount; (3) the Borrower must accept Bids based solely on the amount of the interest rates of each Bid in ascending order of the amount of such interest rates; (4) the Borrower may not borrow Bid Loans from any Bank on the relevant Borrowing Date in an amount exceeding such Bank's Offered Amount; (5) if two or more Banks make Bids at the same interest rate and the Borrower desires to accept a portion but not all of the Bids at such interest rate, the Borrower shall accept a portion of each such Bid equal to the product of the Offered Amount of each such Bid times the fraction obtained by dividing the total amount of Bids which the Borrower is accepting at such interest rate by the sum of the Offered Amounts of the Bids at such rate; PROVIDED that the Borrower shall round the Bid Loan allocated to each such Bank upward or downward as the Borrower may select to an integral multiple of $500,000 (or the Dollar Equivalent). The Agent shall (i) promptly notify a

Bank that has made a Bid of the amount of its Bid that was accepted or rejected by the Borrower and (ii) as promptly as practical notify all of the Banks of all Bids submitted and those which have been accepted.

                  3.2.3 FUNDING BID LOANS.

                  Each Bank whose Bid or portion thereof is accepted shall remit the principal amount of its Bid Loan to the Agent at its Applicable Lending Office by 1:00 P.M. Pittsburgh time or 12:00 P.M. London time (as applicable) on the Borrowing Date. The Agent shall make such funds available to the Borrower on or before 2:00 P.M. on the Borrowing Date provided that the conditions precedent to the making of such Bid Loan set forth in Section 7.3 have been satisfied not later than 10:00 A.M. Pittsburgh time or London time (as applicable) on the proposed Borrowing Date. The Agent may assume that the applicable Borrower has satisfied such conditions precedent if such Borrower has not notified the Agent that such Borrower has not satisfied any conditions precedent.

                  3.2.4 SEVERAL OBLIGATIONS.

                  The obligations of the Banks to make Bid Loans after their Bids have been accepted are several. No Bank shall be responsible for the failure of any other Bank to make any Bid Loan which another Bank has agreed to make.

                  3.2.5 BID LOAN INTEREST PERIODS.

                  If any Bid Loan Interest Period for a Euro-Rate Bid Loan Option is scheduled to end on a date which is not a Business Day, such Bid Loan Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Bid Loan Interest Period shall end on the next preceding Business Day.

         3.3 BID LOAN NOTES.

         The obligation of each Borrower to repay the aggregate unpaid principal amount of the Bid Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Bid Loan Note dated as of the Closing Date payable to the order of such Bank in a face amount equal to the aggregate Revolving Credit Commitments of all of the Banks to such Borrower.

                               4. INTEREST RATES

         4.1 INTEREST.

         Each Borrower shall pay interest in respect of the outstanding unpaid principal amount of such Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest

Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans or Term Loans comprising any Borrowing Tranche by delivering to the Agent at the applicable Lending Office a duly completed Loan Request by the time described in Section
2.5 for conversion or renewal of such Interest Rate Option for a Revolving Credit, PROVIDED that there shall not be at any one time outstanding (i) more than twelve (12) Borrowing Tranches in the aggregate for all the Loans to TEC or
(ii)more than four (4) Borrowing Tranches in the aggregate for all the Loans to CIH. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                  4.1.1 INTEREST RATE OPTIONS.

                  (i) The TEC Revolving Credit Loans and the Term Loans shall accrue interest at the US Base Rate Option or at the US Euro-Rate Option as selected by TEC in accordance with the provisions of this Agreement; and

                  (ii) The CIH Revolving Credit Loans shall accrue interest at the UK Base Rate Option or the UK Euro-Rate Option as selected by CIH in accordance with the provisions of this Agreement.

         4.2 REVOLVING CREDIT LOAN INTEREST PERIODS.

         The Interest Period specified in a Loan Request during which a Euro Rate Option shall apply shall be one, two, three or six Months and as additional periods, with respect to CIH Revolving Credit Loans only, one, two, or three weeks; PROVIDED that prior to the Business Day following the Syndication Date, no Interest Period may be longer than one month, and provided FURTHER, that:

                  4.2.1 ENDING DATE AND BUSINESS DAY.

                  Any such Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  4.2.2 AMOUNT OF BORROWING TRANCHE.

                  Each Borrowing Tranche of a Loan to which the Euro-Rate Option applies shall be in integral multiples of (i) $1,000,000 and not less than $5,000,000, with respect to TEC and (ii) (pound)500,000 and not less than (pound)1,000,000, with respect to CIH;

                  4.2.3 TERMINATION BEFORE EXPIRATION DATE.

                  The Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

                  4.2.4 RENEWALS.

                  In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

         4.3 INTEREST AFTER DEFAULT.

         To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  4.3.1 LETTERS OF CREDIT FEES, BANK GUARANTEE FEES, INTEREST RATE.

                  The Letters of Credit Fees, the Bank Guarantee Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.3,
2.10.4 or Section 4.1, respectively, shall be increased by 2.0% per annum;

                  4.3.2 OTHER OBLIGATIONS.

                  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the US Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full; and

                  4.3.3 ACKNOWLEDGMENT.

                  The Borrowers acknowledge that the increased rates referred to in this Section 4.3 reflect, among other things, the fact that the Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk. All such interest payable by a Borrower shall be paid by it upon demand by the Agent.

         4.4 EURO-RATE UNASCERTAINABLE.

                  4.4.1 UNASCERTAINABLE.

                  If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

                        (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                        (ii) a contingency has occurred which materially and adversely affects the London interbank market relating to the Euro-Rate,

then the Agent shall have the rights specified in Section 4.4.3.

                  4.4.2 ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                  If at any time any Bank shall have determined that:

                        (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any Official Body (whether or not having the force of Law), or

                        (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                        (iii) in relation to any Drawing made in US Dollars and
                              after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, are not available to such Bank with respect to such Loan in the London interbank market, then, subject to the provisions of Section 11.5.3, such Bank shall have the rights specified in Section 4.4.3.

                  4.4.3 AGENT'S AND BANK'S RIGHTS.

                  In the case of any event specified in Section 4.4.1, the Agent shall promptly so notify the Banks and the Borrowers thereof, and in the case of a determination specified in Section 4.4.2, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrowers. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of (A) the Banks, in the case of such notice given by the Agent in respect of Section 4.4.1, or (B) such Bank, in the case of such notice given by such Bank in respect of Section 4.4.2, to allow the applicable Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the applicable Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.

If at any time the Agent makes a determination under Section 4.4.1 and either Borrower has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to the affected Loans. If any Bank notifies the Agent of a determination under Section 4.4.2, the applicable Borrower shall, subject to such Borrower's indemnification Obligations under Section 5.6.2, as to any Loan of such Bank to which a Euro-Rate Option applies, on the date specified in such notice convert such Loan to the Base Rate Option otherwise available with respect to such Loan. Absent due notice from the applicable Borrower of conversion, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date. Upon any such conversion, the applicable Borrower shall have the right to prepay Loans in the amount of such Loan on the date of such conversion without providing the notice otherwise required by Section 5.4.1. If an event occurs that makes the applicable Euro-Rate Option no longer available to a Borrower, such Borrower, the Agent and the Banks shall negotiate in good faith to provide a replacement Interest Rate Option for the affected Euro-Rate Option that is mutually satisfactory.

         4.5 SELECTION OF INTEREST RATE OPTIONS.

         If a Borrower fails (i) to select a new Interest Period to apply to any Borrowing Tranche to which a Euro-Rate Option applies at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, or (ii) to select the Base Rate Option otherwise available with respect to such Loan, TEC shall be deemed to have converted such Borrowing Tranche to such Base Rate Option commencing upon the last day of such Interest Period and CIH shall be deemed to have converted such Borrowing Tranche to the UK Euro Rate Option for a one month Interest Period.

                                  5. PAYMENTS

         5.1 PAYMENTS.

         All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letters of Credit Fees, the Agent's Fee, or other amounts due from the Borrowers hereunder (other than the fees and expenses referenced in Section 2.9.3 and 2.10.4 which are to be paid to the Agent as provided in such Sections and the fees and expenses referenced in Section 10.15, each of which shall be paid in accordance with such Sections) shall be payable prior to (i) 11:00 a.m., London time, with respect to payments to be made at the London Office or (ii) 12:00 p.m., Pittsburgh, Pennsylvania time, with respect to all payments to be made at the Principal Office, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by such Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue to the extent of any non-payment thereof. Payments of principal and interest on Loans and of Commitment Fees, Letters of Credit Fees and Bank Guarantee Fees shall be made to the Agent at the Applicable Lending Office (or as the Agent may direct in writing from time to time) for the ratable accounts of the Banks in Dollars or (as applicable) Pounds Sterling and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds; provided that in the event payments are received by (x) 11:00 a.m., London time, with respect to payments to be made at the London Office or (y) 12:00 p.m. Pittsburgh, Pennsylvania time, with respect to all payments to be made at the Principal Office, in the Applicable Lending Office by the Agent (or as the Agent may have directed) with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

         5.2 PRO RATA TREATMENT OF BANKS.

                  5.2.1 REVOLVING CREDIT LOANS.

                  Each borrowing of a Revolving Credit Loan shall be allocated to each Bank according to its Revolving Credit Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by a Borrower with respect to principal, interest, Commitment Fees related to the Revolving Credit Loans, Letters of Credit Fees, Bank Guarantee Fees, or other fees (except for the Agent's Fee, and any fees to the Agent with respect to the issuance, administration or payments under Letters of Credit or Bank Guarantees) or amounts due from a Borrower hereunder to the Banks with respect to Revolving Credit Loans to it, shall (except as provided in Section
4.4.2 [Illegality, Increased Costs; Deposits not Available], 5.4 [Voluntary Prepayments] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Revolving Credit Loans to both Borrowers outstanding from each Bank and, if no such Revolving Credit Loans are then outstanding, in proportion to the Revolving Credit Ratable Share of each Bank.

                  5.2.2 TERM LOANS.

                  Each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by TEC with respect to principal, interest, Commitment Fees related to the Term Loans, or amounts due from TEC hereunder to the Banks with respect to Term Loans to it, shall (except as provided in Section 4.4.2 [Illegality, Increased Costs; Deposits not Available],
5.4 [Voluntary Prepayments] or 5.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Term Loans outstanding from each Bank.

         5.3 INTEREST PAYMENT DATES.

         Interest on Loans to which a Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October after the date hereof and (i) on the Expiration Date in the case of Revolving Credit Loans, or (ii) in the case of Term Loans, at maturity date thereof, and in either case, upon acceleration of the Notes. Interest on Loans to which a Euro-Rate Option applies and on Euro-Rate Bid Loans shall be due and payable on the last day of each Interest Period for those Loans and, if any such Interest Period is longer than three Months, also on the last day of every third Month during such Interest Period. Interest on Fixed Rate Bid Loans shall be due and payable in arrears on the first Business Day of each January, April, July and October and at the maturity thereof. Without limitation on Section 5.4.1, interest on mandatory prepayments of principal under Section 5.5 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         5.4 VOLUNTARY PREPAYMENTS.

                  5.4.1 RIGHT TO PREPAY.

                  Each Borrower shall have the right at its option from time to time to prepay its respective portion of the Loans in whole or part without premium or penalty (except as provided in Section 5.6):

                        (i) at any time with respect to any Loan to which the Base Rate Option applies,

                        (ii) on the last day of the applicable (A) Interest Period with respect to Loans (other than Loans described in subclause (B) hereof)to which a Euro-Rate Option applies or (B) Bid Loan Interest Period with respect to Bid Loans to which a Euro-Rate Option or a Bid Loan Fixed Rate Option applies, and

                        (iii) on the date specified in a notice by any Bank
                              pursuant to Section 4.4 [Euro-Rate
                              Unascertainable], with respect to any Loan to which a Euro-Rate Option applies.

                  Whenever a Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent not later than 10:00 a.m., Pittsburgh or London time (as applicable) in the Applicable Lending Office on the Business Day prior to the date of prepayment of Loans setting forth the following information (provided no notice from the applicable Borrower is required pursuant to subsection (iii) above):

                  (w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

                  (x) a statement indicating the application of the prepayment to the Revolving Credit Loans, Bid Loans and/or Term Loans;

                  (y) the total principal amount of such prepayment, which shall not be less than $1,000,000 (or the Dollar Equivalent) or integral multiples thereof; and

                  (z) if applicable, that such prepayment is intended as an
            early payment of Excess Consideration (as defined in Section 8.2.6) to be credited against any mandatory prepayment that may become due with respect thereto pursuant to Sections 8.2.6 and 5.5.1.

                  All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. If a Borrower prepays a Loan pursuant to this Section but fails to specify the applicable Borrowing Tranche which such Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Bid Loan Fixed Rate Option applies, then to Loans to which the Euro-Rate Option applies. If TEC prepays a Loan pursuant to this Section but fails to specify whether the TEC Bid Loans, Term Loans or TEC Revolving Credit Loans are being prepaid, unless the prepayment notice contains the information in clause (z) above, the prepayment shall be applied first to TEC Revolving Credit Loans, then to TEC Bid Loans and then to the Term Loans. All prepayments, other than mandatory prepayments pursuant to Section 5.5.1 and
Section 8.2.6, applied to the Term Loans shall be applied to the then remaining installments due in the order of maturity thereof. If such prepayment notice contains the information in clause (z) above, then, whether or not TEC has specified the application of such prepayment, such prepayment shall be applied to Term Loans in the manner set forth in Section 5.5.1. Upon any voluntary prepayment of Term Loans pursuant to this Section 5.4, the Term Loan Commitments shall be automatically and permanently reduced in an amount equal to the amount of the prepayment of the Term Loans. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.6.2.

         5.5 MANDATORY REDUCTION OF COMMITMENTS; MANDATORY PAYMENTS AND PREPAYMENTS.

                  5.5.1 SALE OF ASSETS.

                  Within five (5) Business Days after the end of any fiscal year of TEC in which insufficient Qualified Investments were made so as to require a prepayment pursuant to Section 8.2.6, TEC shall make a mandatory prepayment of principal on the Term Loans (together with accrued interest on such principal amount) equal to the lesser of (i) the amount of the prepayment so required or
(ii) the amount of the outstanding Term Loans, provided, however, that no such prepayment shall be required (x) if and to the extent that TEC shall have made a prepayment of the type described in clause (z) of Section 5.4 or (y) with respect to the disposition described in clause (iv) of Section 8.2.6, the time described in the final sentence of such Section

8.2.6. All proceeds received for prepayment of Term Loans pursuant to this
Section 5.5.1 or pursuant to clause (z) of Section 5.4 shall be applied to the payment PRO RATA of each of the then remaining scheduled installments of principal. Further, all proceeds received for prepayment of Loans pursuant to this Section 5.5.1 shall be first applied to Loans to which the US Base Rate Option applies, then to Loans to which the US Euro-Rate Option applies. Upon each mandatory prepayment of Term Loans pursuant to this Section 5.5.1, the Term Loan Commitments automatically shall be permanently and irrevocably reduced by an amount equal to such prepayment.

                  5.5.2 TERMINATION OF ULTRA ACQUISITION.

                  If the Ultra Acquisition does not close on or before January 31, 1997, or if prior to such date CIH's obligations to proceed to close the Ultra Acquisition are terminated, then upon the earlier to occur of such events the CIH Revolving Credit Commitments shall be automatically terminated.

                  5.5.3 QUALIFIED NOTE PLACEMENT.

                  If TEC issues notes pursuant to a Qualified Note Placement, simultaneously with the closing thereof, the proceeds of such issuance shall be applied and the Term Loan Commitments shall be reduced in the same manner as set forth in Section 5.5.1.

                  5.5.4 MANDATORY PREPAYMENTS RESULTING FROM CURRENCY EXCHANGE.

                  If on the last day of an Interest Period or a Bid Loan Interest Period or the last day of any fiscal quarter of TEC the Dollar Equivalents of the outstanding CIH Revolving Credit Loans (including any Bank Guarantee Outstandings) and CIH Bid Loans exceeds the CIH Revolving Credit Commitments, then CIH shall immediately, without demand or notice, make a mandatory pre-payment of CIH Revolving Credit Loans and CIH Bid Loans in an amount sufficient to reduce the outstanding balance of the CIH Revolving Credit Loans, CIH Bid Loans and Bank Guarantee Outstandings to an amount less than or equal to the CIH Revolving Credit Commitments.

         5.6 ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                  5.6.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES,
                        RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                        (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the

                              Loans or payments by the Borrowers of principal, interest, Commitment Fees, or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                        (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                        (iii) imposes, modifies or deems applicable any
                              capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, bank guarantees, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the applicable Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith, which shall be binding upon the parties absent manifest error) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense or reduced rates of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the applicable Borrower to such Bank ten (10) Business Days after such notice is given, subject, however, to the provisions of Section 11.5.3.

                  5.6.2 INDEMNITY.

                  In addition to the compensation required by Section 5.6.1, the Borrowers shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option or a Bid Loan Fixed Rate Option) which such Bank sustains or incurs as a consequence of any

                        (i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option or a Bid Loan Fixed Rate Option applies on a day other than the last day of the corresponding Interest Period or Bid Loan Interest Period, as applicable (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                        (ii) attempt by either Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 or any notice relating to prepayments under
                              Section 5.4, or

                        (iii) default by either Borrower in the performance or
                              observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of either Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

         If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the applicable Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable and shall be binding on the parties absent manifest error) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the applicable Borrower to such Bank ten
(10) Business Days after such notice is given.

         5.7 INTERBANK MARKET PRESUMPTION.

         For all purposes of this Agreement and each Note with respect to any aspects of the Euro-Rate, any Loan under the Euro-Rate Option or any Optional Currency, each Bank and Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the applicable interbank market regardless whether it did so or not; and, each Bank's and Agent's determination of amounts payable under, and actions required or authorized by, Sections 4.4 and 5.6 shall be calculated, at each Bank's and Agent's option, as though each Bank and Agent funded its share of each Borrowing Tranche of Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining the Euro-Rate applicable to such Loans, whether in fact that is the case.

         5.8 TAXES.

                  5.8.1 NO DEDUCTIONS.

                  All payments made by each Borrower hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States or the United Kingdom (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If either Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Bank receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the applicable Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

                  5.8.2 STAMP TAXES.

                  In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

                  5.8.3 INDEMNIFICATION FOR TAXES PAID BY A BANK.

                  Each Borrower shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

                  5.8.4 CERTIFICATE.

                  Within 30 days after the date of any payment of any Taxes by either Borrower, such Borrower shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by either Borrower, such Borrower shall, if so requested by a Bank, provide a certificate of an officer of such Borrower to that effect.

                  5.8.5 SURVIVAL.

                  Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 5.8.1 through 5.8.4 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

         5.9 JUDGMENT CURRENCY AND OTHER CURRENCY CONVERSIONS.

                  5.9.1 CURRENCY CONVERSION PROCEDURES.

                  If for the purposes of obtaining judgment in any court or calculating any fee payable under this Agreement it is necessary to convert a sum due hereunder or under a Note or any other sum in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank or (as applicable) the Agent (in its capacity as Agent) could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given or any fee is to be paid.

                  5.9.2 INDEMNITY IN CERTAIN EVENTS.

                  The obligation of the Borrowers in respect of any sum due from them to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

                       6. REPRESENTATIONS AND WARRANTIES

         6.1 REPRESENTATIONS AND WARRANTIES.

         TEC, as to all matters below, and CIH, as to matters relating to it and its Subsidiaries, represent and warrant to the Agent and each of the Banks as follows:

                  6.1.1 ORGANIZATION AND QUALIFICATION.

                  Each Consolidated TEC Group Entity is a corporation or partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Consolidated TEC Group Entity has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Consolidated TEC Group Entity is listed on SCHEDULE 6.1.1 and is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary (except where the failure to be so licensed or qualified would not constitute a Material Adverse Change), and upon request of the Agent, TEC will promptly furnish a written list of every jurisdiction where each Consolidated TEC Group Entity is so qualified.

                  6.1.2 SUBSIDIARY AND JOINT VENTURE MATTERS.

                  SCHEDULE 6.1.2 (i) sets forth the authorized, issued and outstanding capital stock of or ownership interest in each Subsidiary and each Joint Venture and the record owner of such capital stock or other ownership interest, as the case may be, and (ii) identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary. Other than as set forth on
SCHEDULE 6.1.2, each of TEC's Subsidiaries is directly or indirectly wholly owned by TEC and all of the issued and outstanding shares of capital stock of each such Subsidiary (referred to herein as the "Subsidiary Shares") are owned free and clear in each case of any Lien and each Joint Venture interest is owned by a Consolidated TEC Group Entity free and clear of any Lien. All Subsidiary Shares have been validly issued, and all Subsidiary Shares are fully paid and, except as otherwise set forth on such SCHEDULE 6.1.2, nonassessable. There are no options, warrants or other rights outstanding to purchase any Subsidiary Shares except as indicated on SCHEDULE 6.1.2.

                  6.1.3 POWER AND AUTHORITY.

                  Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  6.1.4 VALIDITY AND BINDING EFFECT.

                  This Agreement has been duly and validly executed and delivered by each Borrower and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  6.1.5 NO CONFLICT.

                  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them (i) will conflict with, constitute a default under or result in any breach of (A) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of any Consolidated TEC Group Entity which is a party thereto or (B) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which any such Consolidated TEC Group Entity is a party, is bound by or is subject, which conflict, default or breach reasonably would be expected to result in a Material Adverse Change, or (ii) will result in the creation or enforcement of any Lien whatsoever upon any property (now or hereafter acquired) of any Consolidated TEC Group Entity (other than Liens granted under the Loan Documents).

                  6.1.6 LITIGATION.

                  Except as set forth on SCHEDULE 6.1.6, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Consolidated TEC Group Entity, threatened against it at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. No Consolidated TEC Group Entity is in violation of any order, writ, injunction or any decree of any Official Body which reasonably would be expected to result in any Material Adverse Change.

                  6.1.7 TITLE TO PROPERTIES.

                  Each Consolidated TEC Group Entity has good and marketable title to or a valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens except Permitted Liens, and subject to the terms and conditions of the applicable leases. All material leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                  6.1.8 FINANCIAL STATEMENTS.

                        (i) HISTORICAL STATEMENTS OF TEC. TEC has delivered to the Agent copies of its (A) audited consolidated year-end financial statements for and as of the end of the three fiscal years ended October 31, 1993, 1994 and 1995 (the "TEC Audited Statements"), (B) unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended July 31, 1996 (the "TEC Interim Statements," and together with the TEC Audited Statements, the "TEC Historical Consolidated Statements"), (C) combined year-end financial statements of the Combined TEC Group for and as of the end of the three fiscal years ended October 31, 1993, 1994 and 1995 (the "TEC Combined Statements") and (D) combined interim financial statements of the Combined TEC Group for the fiscal year to date and as of the end of the fiscal quarter ended July 31, 1996 (the "TEC Interim Combined Statements," and together with the TEC Interim Statements, the "TEC Historical Combined Statements") (the TEC Historical Consolidated Statements and the TEC Historical Combined Statements being collectively referred to as the

                              "TEC Historical Statements"). The TEC Historical Statements were compiled from the books and records maintained by the Borrowers' management, are correct and complete and fairly represent in all material respects the consolidated financial condition of the Consolidated TEC Group or the combined financial condition of the Combined TEC Group, as the case may be, as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied;

                        (ii) FINANCIAL PROJECTIONS. TEC has delivered to the Agent (A) financial projections of the Combined TEC Group for TEC's fiscal years 1996, 1997, 1998, 1999, 2000, and 2001 and (B) financial projections of the Consolidated TEC Group for TEC's fiscal years 1996, 1997, 1998, 1999, 2000, and 2001, in each case, derived from various assumptions of TEC's management (the "Financial Projections"). The Financial Projections reflect the reasonable expectations of TEC's management as of the Closing Date in light of the history of the business, actual costs incurred, present and foreseeable conditions and intentions of TEC's management (excluding the anticipated closing of the Ultra Acquisition), all based on the assumptions thereto, which assumptions were made and based upon information available at the time of preparation of such projections and have been provided to the Agent. The Financial Projections accurately reflect the liabilities of the Combined TEC Group or the Consolidated TEC Group, as the case may be, incurred pursuant to the Loan Documents upon consummation of the transactions contemplated hereby as of the Closing Date; and

                        (iii) ACCURACY OF FINANCIAL STATEMENTS. No Consolidated
                              TEC Group Entity has as of the date of the TEC Historical Statements, any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the TEC Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any Consolidated TEC Group Entity which reasonably would be expected to cause a Material Adverse Change.

                  6.1.9 MARGIN STOCK.

                  No Combined TEC Group Entity engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U), other than purchases by TEC of capital stock of TEC. No part of the proceeds of any Loan (other than purchases by TEC of capital stock of TEC or to refinance Indebtedness incurred to do so) or issued Letter of Credit has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose(other than the Term Loans), or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.

                  6.1.10 FULL DISCLOSURE.

                  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Executive Officer of any Consolidated TEC Group Entity which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Consolidated TEC Group Entity which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                  6.1.11 TAXES.

                  All federal, state, local and other tax returns required to have been filed with respect to each Consolidated TEC Group Entity have been filed, other than those for which the failure to file the same would not reasonably be expected to result in a Material Adverse Change, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges shown to be owing pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Except with respect to the Federal income tax return for the Consolidated TEC Group for the fiscal year ended October 31, 1993, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Consolidated TEC Group Entity for any period.

                  6.1.12 CONSENTS AND APPROVALS.

                  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 6.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 6.1.12.

                  6.1.13 NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS.

                  No event has occurred and is continuing and no condition exists now or will exist after giving effect to and as a result of the extensions of credit to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or Potential Default. No Consolidated TEC Group Entity is in violation of (i) any term of its certificate of incorporation, bylaws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                  6.1.14 PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

                  Each Consolidated TEC Group Entity owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Consolidated TEC Group taken as a whole, without known conflict by, or with the rights of, others.

                  6.1.15 INSURANCE.

                  TEC has delivered to the Agent a true and correct listing of the property and general liability insurance of the Consolidated TEC Group. No notice has been given or claim made and to the best knowledge of the Executive Officers and the individual responsible for insurance matters of the Consolidated TEC Group Entities no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Consolidated TEC Group Entity in accordance with prudent business practice in the industry of the Consolidated TEC Group.

                  6.1.16 COMPLIANCE WITH LAWS.

                  The Consolidated TEC Group Entities are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.21) in all jurisdictions in which any Consolidated TEC Group Entity is presently or currently anticipates it will be doing business except where the failure to do so would not constitute a Material Adverse Change.

                  6.1.17 MATERIAL CONTRACTS.

                  Each material contract relating to the business operations of each Consolidated TEC Group Entity is valid, binding and enforceable upon the Consolidated TEC Group Entity which is a party thereto in accordance with its respective terms, and the Consolidated TEC Group Entity which is a party thereto has not received actual notice of a default thereunder with respect to parties other than such Consolidated TEC Group Entity. For purposes of this Section
6.1.17 the term "material contracts" shall mean those contracts or other agreements which TEC would be required to file with the Securities and Exchange Commission pursuant to item 601(a)(10) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

                  6.1.18 INVESTMENT COMPANIES.

                  No Consolidated TEC Group Entity is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

                  6.1.19 PLANS AND BENEFIT ARRANGEMENTS.

                  Except as set forth on SCHEDULE 6.1.19:

                        (i) TEC and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of TEC, with respect to any Multiemployer Plan or Multiple Employer Plan, which reasonably would be expected to result in any material liability of TEC or any other member of the ERISA Group. TEC and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, TEC and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA;

                        (ii) To the best of each Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due;

                        (iii) Neither TEC nor any other member of the ERISA
                              Group has instituted or intends to institute proceedings to terminate any Plan;

                        (iv)  No event requiring notice to the PBGC under
                              Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan;

                        (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under the Plans, determined on an ongoing basis, as disclosed in, and as of the date of, the most recent actuarial report for each such Plan, does not exceed the aggregate fair market value of the assets of such Plans;

                        (vi) Neither TEC nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither TEC nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of TEC, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA;

                        (vii) To the extent that any Benefit Arrangement is
                              insured, TEC and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, TEC and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date; and

                       (viii) All Plans, Benefit Arrangements and Multiemployer
                              Plans have been administered in all material respects in accordance with their terms and applicable Law.

                  6.1.20 EMPLOYMENT MATTERS.

                  Each Consolidated TEC Group Entity is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply reasonably would be expected to constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Consolidated TEC Group Entity which in any case would constitute a Material Adverse Change.

                  6.1.21 ENVIRONMENTAL MATTERS.

                  Except as disclosed on SCHEDULE 6.1.21:

                        (i) Except for notices which would not reasonably be expected to result in a Material Adverse Change, no Consolidated TEC Group Entity has received any Environmental Complaint from any Official Body or private Person alleging that such Consolidated TEC Group Entity or any prior owner of any Property or acquirer of any Property from any Consolidated TEC Group Entity is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ., and no Consolidated TEC -- ---- Group Entity has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Consolidated TEC Group Entity's knowledge, threatened Environmental Complaints relating to any Consolidated TEC Group Entity or, to any Consolidated TEC Group Entity's knowledge, any prior or subsequent owner of any Property pertaining to, or arising out of, any Environmental Conditions which reasonably would be expected to result in a Material Adverse Change,

                        (ii) Except for Environmental Conditions, violations or failures which individually and in the aggregate would not reasonably be expected to result in a Material Adverse Change, there are no circumstances at, on or under any

                              Property that constitute a breach of or
                              non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any Property or, to any Consolidated TEC Group Entity's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any Property,

                        (iii) Neither any Property nor any structures,
                              improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances, except in compliance with Environmental Laws, which would reasonably be expected to result in a Material Adverse Change. There are no processes, facilities, operations, equipment or other activities at, on or under any Property, or, to any Consolidated TEC Group Entity's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws or would not reasonably be expected to result in a Material Adverse Change,

                        (iv) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws, except in any case where such would not reasonably be expected to result in a Material Adverse Change. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any Property that is not in compliance with Environmental Laws, except in any case where such would not reasonably be expected to result in a Material Adverse Change,

                        (v) Each Consolidated TEC Group Entity has all permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of the Consolidated TEC Group taken as a whole, except in any case where the failure to so have would not reasonably be expected to result in a Material Adverse Change. Each Consolidated TEC Group Entity has submitted all notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any Property, except in any case where the failure to so submit would not reasonably be expected to result in a Material Adverse Change, and

                        (vi) Except for violations which individually and in the aggregate would not result in a Material Adverse Change, all past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.

                  6.1.22 SENIOR DEBT STATUS.

                  The Obligations of each Loan Party under this Agreement, the Notes, the Master Guarantee Agreement, the Guarantee Agreement and each of the other Loan Documents to which it is a party do rank and will rank no less than PARI PASSU in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Consolidated TEC Group Entity which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  6.1.23 SOLVENCY.

                  Each Borrower, the Consolidated TEC Group, the Combined TEC Group and each Material Domestic Subsidiary is Solvent.

                  6.1.24 SCHEDULE OF INDEBTEDNESS.

                  The Combined TEC Group has no Indebtedness not listed on
SCHEDULE 6.1.24 except items not exceeding $1,000,000 individually or $2,000,000 in the aggregate.

                  6.1.25 MATERIAL ADVERSE CHANGE.

                  Since October 31, 1995, no Material Adverse Change has occurred, provided however, that neither the Tender Offer nor the CUNO Spin-Off shall be deemed to constitute a Material Adverse Change for the purposes of this
Section 6.1.25.

         6.2 UPDATES TO SCHEDULES.

         Except as set forth in the next sentence, no Schedule to this Agreement may be updated, amended or modified without the consent of the Required Banks given or withheld in their sole and absolute discretion. The Borrower shall provide to the Agent updates to Schedule 6.1.1, 6.1.2 and 6.1.24 on a quarterly basis provided, however, that the Agent's receipt of any such update shall not imply that the Agent or any Bank has consented to any event, transaction or change of circumstance reflected in such update, all of which shall continue to be governed by the other provisions of this Agreement.

                            7. CONDITIONS OF LENDING

                  The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit and Bank Guarantees is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit or Bank Guarantees and to the satisfaction of the following further conditions:

         7.1 FIRST TEC REVOLVING CREDIT LOANS, LETTER OF CREDIT ISSUANCES AND TERM LOANS.

            On the Closing Date:

                  7.1.1 OFFICER'S CERTIFICATE.

                  The representations and warranties of each of the Borrowers contained in Article 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Borrowers shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each Borrower, and each of the Material Domestic Subsidiaries, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of such Person or, in the case of Orange County Metal Works and Cylinder City, Inc., any officer specifically authorized by corporate resolution to do so, to each such effect.

                  7.1.2 SECRETARY'S CERTIFICATE.

                  There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each Borrower and each other Loan Party, certifying as appropriate as to:

                        (i) all corporation action taken by such Loan Party in connection with this Agreement and the other Loan Documents;

                        (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of such Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                        (iii) copies of its organizational documents, including
                              its certificate of incorporation and bylaws (or their equivalents) as in effect on the Closing Date certified by the appropriate governmental official where such documents are filed in a governmental office together with certificates from the appropriate governmental officials as to the continued existence and good standing of such Loan Party in each jurisdiction where organized or qualified to do business.

                  7.1.3 DELIVERY OF LOAN DOCUMENTS.

                  The Loan Documents shall have been executed and delivered to the Agent for the benefit of the Banks.

                  7.1.4 OPINIONS OF COUNSEL.

                  There shall be delivered to the Agent for the benefit of each Bank written opinions of counsel for the Borrowers who are listed on SCHEDULE
7.1.4 (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel.

                  7.1.5 LEGAL DETAILS.

                  All legal details and proceedings in connection with the transactions contemplated by this Agreement, and the other Loan Documents shall be in form and substance reasonably satisfactory to the Agent and its counsel, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

                  7.1.6 PAYMENT OF FEES AND REIMBURSEMENT OF EXPENSES.

                  The Borrowers shall have paid or caused to be paid to the Agent for itself (and, as applicable, for the account of the Banks) to the extent not previously paid (i) all fees accrued through the Closing Date set forth in the commitment letter and related fee letter, each dated October 15, 1996 and (ii) all costs and expenses for which the Agent and the Banks are entitled to be reimbursed thereunder and under this Agreement, to the extent they have been incurred as of the Closing Date.

                  7.1.7 CONSENTS.

                  All material consents required to effectuate the transactions contemplated hereby as set forth on SCHEDULE 6.1.12 shall have been obtained.

                  7.1.8 OFFICER'S CERTIFICATE REGARDING MACS.

                  Since October 31, 1995 (i) no Material Adverse Change shall have occurred and (ii) there shall have been no material change in the management of TEC (except as disclosed to the Banks in a writing referencing this provision); and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of TEC to each such effect; provided, however neither the Tender Offer nor the CUNO Spin-Off shall be deemed to constitute a Material Adverse Change.

                  7.1.9 NO VIOLATION OF LAWS.

                  The making of the Loans and issuance of the Letters of Credit shall not contravene any Law applicable to any Consolidated TEC Group Entity or any of the Banks.

                  7.1.10 NO ACTIONS OR PROCEEDINGS.

                  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed against any Consolidated TEC Group Entity, the Agent, any Bank or any of their respective officers or directors before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement or the other Loan Documents, which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  7.1.11 INSURANCE POLICIES; CERTIFICATES OF INSURANCE.

                  TEC shall have delivered to the Agent upon its request evidence acceptable to the Agent that adequate insurance in compliance with
Section 8.1.3 is in full force and effect and that all premiums then due thereon have been paid, together with, if requested by the Agent, a certified copy of each Consolidated TEC Group Entity's casualty insurance policy or policies.

                  7.1.12 TERMINATION OF EXISTING DEBT.

                  TEC simultaneously shall have terminated the Indebtedness created under and paid all obligations owed under the Amended and Restated Credit Agreement dated as of August 9, 1996 among TEC, the banks parties thereto and Mellon Bank, N.A., as Agent.

                  7.1.13 SOLVENCY CERTIFICATE.

                  The Chief Financial Officer or any other Person specifically authorized by resolution of each Borrower, the Consolidated TEC Group, the Combined TEC Group and each Material Domestic Subsidiary shall certify as to the solvency and capital adequacy of each Borrower and each Material Domestic Subsidiary after giving effect to the transactions contemplated hereby.

                  7.1.14 BORROWING OF THE TERM LOAN.

                  TEC must borrow the entire $60,000,000 Term Loan as a condition to borrowing any TEC Revolving Credit Loan or obtaining the issuance of any Letter of Credit.

         7.2 FIRST CIH REVOLVING CREDIT LOANS AND BANK GUARANTEE ISSUANCES.

         On the date of the first CIH Revolving Credit Loans or Bank Guarantee issuance, all of the conditions set forth in Section 7.1 shall have been satisfied. In addition, the Ultra Acquisition shall have closed or shall close simultaneously with such first CIH Revolving Credit Loan or Bank Guarantee issuance (the "Ultra Closing"), subject to the following:

                              (i) the Agent and the Required Banks shall have
                  been satisfied with the terms (including the maturity date), of any seller financing, which must be unsecured, or if secured, then subordinated on terms satisfactory to the Agent and the Required Banks;

                              (ii) the share purchase price given or paid by CIH
                  shall not exceed (pound)26,000,000 (and the equivalent thereof in Dollars shall not exceed $44,000,000) and the Indebtedness assumed shall not exceed (pound)8,200,000 (and the equivalent thereof in Dollars shall not exceed $13,500,000);

                              (iii) the Agent shall have received a copy of a
                  substantially final draft of the purchase agreement with respect to the Ultra Acquisition, including substantially final drafts of all exhibits and schedules thereto and, the same shall be satisfactory to the Agent and the Required Banks;

                              (iv) the Agent shall have received at least five
                  (5) Business Days prior to the Ultra Closing (A) unaudited consolidated interim financial statements of Ultra for the fiscal year to date and any other interim financial statements of Ultra which then are available (B) audited consolidated year-end financial statements for and as of the end of the two fiscal years ended March 31, 1995 and 1996 of Ultra, and (C) unaudited historical financial statements of the businesses being acquired pursuant to the Ultra Acquisition and intended to be retained by TEC (the "Ultra Historical Statements"), which shall be satisfactory to the Agent and the Required Banks. Delivery of the foregoing shall be deemed to be a representation and warranty under this Agreement by TEC to the Agent and the Banks that the Ultra Historical Statements were compiled from the books and records maintained by Ultra's management, are correct and complete and fairly represent in all material respects the consolidated financial condition of Ultra and its Subsidiaries, in the case of clauses (A) and (B) above, and the combined financial condition of the businesses intended to be retained, in the case of clause (C) above, in each case as of their dates, and the results of operations for the fiscal periods then ended and have been prepared in accordance with (i) generally accepted accounting principles in the United Kingdom with respect to clauses (A) and (B) above and (ii) GAAP with respect to clause (C) above, in each case consistently applied;

                              (v) the Agent shall have received at least five
                  (5) Business Days prior to the Ultra Closing (A) PRO FORMA financial projections of the Combined TEC Group including Ultra as if it were a Restricted Subsidiary for TEC's fiscal years 1996, 1997, 1998, 1999, 2000, and 2001, (B) PRO FORMA financial projections of the Consolidated TEC Group including Ultra as if it were a Restricted Subsidiary for TEC's fiscal years 1996, 1997, 1998, 1999, 2000, and 2001, in each case, derived from various assumptions of TEC's management (the "Ultra Financial Projections"). Delivery of the foregoing shall be deemed to be a representation and warranty under this Agreement by TEC to the Agent and the Banks that (A) the Ultra Financial Projections reflect the reasonable expectations of TEC's management as of the Closing Date in light of the history of the business, actual costs incurred, present and foreseeable conditions and intentions of TEC's management, all based on the assumptions thereto, which assumptions were made and based upon information available at the time of preparation of such projections and have been provided to Agent, and (B) the Ultra Financial Projections accurately reflect the liabilities of the Combined TEC Group or the Consolidated TEC Group, as the case may be, incurred pursuant to the Loan Documents upon consummation of the transactions contemplated by this Agreement and the Ultra Acquisition.

                              (vi) the Ultra Financial Projections shall be
                  satisfactory in form and substance to the Agent and the Required Banks.

                              (vii) the Agent shall have received and be
                  satisfied with the form and substance of a reconciliation between the Ultra Historical Statements referred to in clause
                  (iv)(B) above for Ultra's 1995 and 1996 fiscal years and the Ultra Historical Statements referred to in clause (iv)(C) above for the same period.

         7.3 EACH ADDITIONAL LOAN OR LETTER OF CREDIT OR BANK GUARANTEE
             ISSUANCE.

         At the time of making any Loans or issuance of any Letter of Credit or Bank Guarantee other than Loans made or Letters of Credit or Bank Guarantees issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Borrowers contained in Article 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan, Letter of Credit or Bank Guarantee with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrowers shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit or Bank Guarantee shall not contravene any Law applicable to any Consolidated TEC Group Entity or any of the Banks; and the applicable Borrower shall have delivered to the Agent, a duly executed and completed Loan Request, Bid Loan Request or application for a Letter of Credit or Bank Guarantee, as the case may be.

        7.4 SYNDICATION.

                  7.4.1 SYNDICATION REPRESENTATIONS AND WARRANTIES.

                  On the Syndication Date, the representations and warranties of the Borrowers contained in Article 6 and in the other Loan Documents shall be true on and as of such date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrowers shall have performed and complied with all covenants and conditions hereof; and no Event of Default or Potential Default shall have occurred and be continuing or shall exist.

                  7.4.2 SYNDICATION DOCUMENTS.

                  On the Syndication Date, TEC shall deliver to the Agent for the benefit of the Banks (a) an Officer's Certificate dated as of the Syndication Date with respect to the matters set forth in Section 7.4.1 and
Section 7.1.8(i), (b) a Secretary's Certificate dated as of the Syndication Date with respect to the matters set forth in Section 7.1.2(i) and 7.1.2(ii) and that there have been no changes in the charter documents or bylaws of either Borrower or any Material Subsidiary since the Closing Date, (c) Notes dated as of the Syndication Date which give effect to the syndication on the Syndication Date of the Commitments of the Banks which originally executed the Credit Agreement in exchange for the original Notes issued to such Banks, (d) written opinions of the counsel to the Borrowers identified in Section 7.1.4 with respect to such matters as the Agent may request and (e) acknowledgments dated as of the Syndication Date to the Loan Documents in form and substance satisfactory to the Agent.

                  7.4.3 SYNDICATION COOPERATION.

                  The Agent, with the Borrowers' assistance, will prepare and distribute a Confidential Information Memorandum (the "Memorandum") for the purpose of syndicating the credit facilities provided under this Agreement to financial institutions. The Agent will not distribute the Memorandum to any party that is not subject to a customary confidentiality agreement. The Borrowers will use all reasonable efforts to assist the Agent in syndicating the credit facilities, including participating in meetings with potential syndicate members. Until the closing on the initial syndication, except as otherwise required by Law, the Borrowers will not, and will not permit any of its affiliates to, syndicate or issue, attempt to syndicate or issue, announce or otherwise authorize the announcement of the syndication or issuance of, or enter into discussions concerning the syndication of the credit facilities or any other debt facility to be syndicated, in each case without the prior written consent of the Agent, which will not be unreasonably withheld.

                                  8. COVENANTS

         8.1 AFFIRMATIVE COVENANTS.

         Each Borrower covenants and agrees that until payment in full of the Loans and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit and Bank Guarantees, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Consolidated TEC Group shall comply at all times with the following affirmative covenants:

                  8.1.1 PRESERVATION OF EXISTENCE, ETC.

                  Each Borrower and, except as permitted by Section 8.2.5 or 8.2.6, each Material Subsidiary, shall maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to be so licensed or qualified would not result in a Material Adverse Change.

                  8.1.2 PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                  Each Borrower shall, and shall cause each other Consolidated TEC Group Entity to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Consolidated TEC Group taken as a whole, PROVIDED that the Consolidated TEC Group will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor unless and as long as such proceedings are stayed.

                  8.1.3 MAINTENANCE OF INSURANCE.

                  Each Borrower shall, and shall cause each other Consolidated TEC Group Entity to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions with respect to directors and officers) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, for each such Consolidated TEC Group Entity within its respective industry. At the request of the Agent, the Borrowers shall deliver to the Agent on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrowers' independent insurance broker describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents.

                  8.1.4 MAINTENANCE OF PROPERTIES AND LEASES.

                  Each Borrower shall, and shall cause each other Consolidated TEC Group Entity to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties necessary to its business, and from time to time, such Borrower or other Consolidated TEC Group Entity will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                  8.1.5 MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

                  Each Borrower shall, and shall cause each other Consolidated TEC Group Entity to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                  8.1.6 VISITATION RIGHTS.

                  Each Borrower shall, and shall cause each other Consolidated TEC Group Entity to, permit any of the officers or authorized employees or representatives of the Agent (at the applicable Borrower's expense) or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its Authorized Officers, all in such detail as any of the Banks may reasonably request, PROVIDED that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection, the Banks shall attempt to reasonably coordinate such requests and all information obtained by any Bank shall be subject to Section 11.12.

                  8.1.7 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                  Each Borrower shall, and shall cause each other Consolidated TEC Group Entity to, maintain and keep proper books and records which will enable the Consolidated TEC Group to issue consolidated and consolidating financial statements and the Combined TEC Group to issue combined financial statements, in each case in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over any Consolidated TEC Group Entity, and in which full, true and correct entries shall be made in all material respects of all dealings and business and financial affairs on a consolidated, consolidating and combined basis, as the case may be.

                  8.1.8 PLANS AND BENEFIT ARRANGEMENTS.

                  TEC shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, TEC shall cause all of its Plans and all Plans maintained by any other member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each other member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  8.1.9 COMPLIANCE WITH LAWS.

                  Each Borrower shall, and shall cause each Consolidated TEC Group Entity to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would reasonably be expected to constitute a Material Adverse Change.

                  8.1.10 USE OF PROCEEDS.

                  The Borrowers will use the Letters of Credit, the Bank Guarantees and the proceeds of the Loans only for lawful purposes in accordance with Sections 2.8 and 2.11.4 and the other provisions of this Agreement and such uses shall not contravene any applicable Law or any other provision hereof.

                  8.1.11 SUBORDINATION OF INTERCOMPANY LOANS.

                  Each Borrower shall cause any Intercompany Loans owed by any Borrower or any Guarantor to any other Consolidated TEC Group Entity to be subordinated pursuant to the terms of the Master Intercompany Subordination Agreement and evidenced by an Intercompany Note.

                  8.1.12 POST-CLOSING MATTERS.

         The Borrowers shall deliver to the Agent for the benefit of the Banks the documents set forth on SCHEDULE 8.1.12 at the times indicated therein.

                  8.1.13 PAYMENT OF INTERCOMPANY OBLIGATIONS RELATED TO CUNO.

         The Consolidated TEC Group shall settle all obligations owed by them in respect of all Indebtedness owed as of the date of the Spin-Off to CUNO and its Subsidiaries (after the Spin-Off) in a manner (including by set-off to the extent feasible) and within the time period that will enable CUNO and its Subsidiaries to meet its similar obligations in the manner and within the time set forth in CUNO's Form 10.

                  8.1.14 INTEREST RATE PROTECTION.

         On or before the earlier of eighteen (18) months after the Closing Date or the Trigger Date, the Borrowers collectively shall have entered into an interest rate protection agreement or agreements in each case for a period of at least three years which in the aggregate are in an amount equal to at least 33 1/3% of Combined Funded Indebtedness at such time, and with such other terms and conditions as shall be acceptable to the Agent (the "Interest Rate Protection Agreements"). Documentation for the Interest Rate Protection Agreements shall be in a standard International Swap Dealer Association Agreement, and shall not require that any collateral be provided as security for such agreement. As used in this Section 8.1.14, "Trigger Date" means 15 days after the last day of the first thirty (30) consecutive day period in which the Euro-Rate with respect to Loans in Dollars was greater than or equal to at least eight percent (8%) for at least ten (10) days. Notwithstanding the foregoing provisions, if, within the time period set forth herein, TEC shall have completed a Qualified Note Placement, Borrowers will be deemed to have satisfied, or partially satisfied, the requirements of this Section 8.1.14 to the extent of the aggregate principal amount of the Notes issued in the Qualified Note Placement.

         8.2 NEGATIVE COVENANTS.

         Each Borrower covenants and agrees that until payment in full of the Loans and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit and Bank Guarantees, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Consolidated TEC Group shall comply with each of the following negative covenants:

                  8.2.1 INDEBTEDNESS.

                  Each Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except the following :

                        (i)   Indebtedness under the Loan Documents;

                        (ii) Indebtedness of Foreign Restricted Subsidiaries to Persons other than a Borrower or any Restricted Subsidiary (excluding Indebtedness referred to in clause (vi) below but including any portion thereof, if any, that is payable more than eighteen (18) months after the closing of the Ultra Acquisition and which both (A) is not secured by a Bank Guarantee and (B) as to which there is not then in effect blocked availability under the CIH Revolving Credit Commitments for
                              CIH Revolving Credit Loans allocated for the purpose of paying such portion of Indebtedness), provided that the ratio of all such Indebtedness to the portion of Combined EBITDA (calculated on an historic pro forma basis in the manner provided in the second sentence of the definition of Leverage Ratio) attributable to all Foreign Restricted Subsidiaries in the aggregate shall always be less than 2.50 to 1.0;

                        (iii) Indebtedness for borrowed money other than under
                              the Loan Documents which does not have covenants that in the judgment of the Agent individually or in the aggregate are more restrictive in any material respect than under the Loan Documents;

                        (iv) Indebtedness (to the extent not of a type included in Combined Funded Indebtedness) of Domestic Restricted Subsidiaries which shall not exceed $10,000,000 in the aggregate;

                        (v) any Indebtedness listed on Schedule 6.1.24 on the Closing Date;

                        (vi) any Indebtedness to the seller in connection with the Ultra Acquisition that meets the requirements in Section 7.2; and

                        (vii) any Indebtedness incurred as part of a Qualified
                              Note Placement.

                  8.2.2 LIENS; FURTHER NEGATIVE PLEDGES.

                  Each of the Borrowers shall not, and shall not permit any of its Restricted Subsidiaries to, (i) at any time create, incur, assume or suffer to exist any Lien on any of its assets, whether real or personal property or fixtures, tangible or intangible, or now owned or hereafter acquired (the "Assets"), or agree or become liable to do so, except Permitted Liens, (ii) suffer to exist any Indebtedness which if unpaid might by Law or upon bankruptcy or insolvency, or otherwise, be given priority over its general creditors or
(iii) at any time, directly or indirectly, enter into any agreement, understanding or other arrangement which purports to restrict in any manner the ability of any Consolidated TEC Group Entity to grant security interests or Liens to the Agent for the benefit of the Agent and the Banks with respect to any Asset or Assets of any Consolidated TEC Group Entity that have not theretofore been encumbered or made subject to the grant of a security interest in favor of or for the benefit of the Agent and the Banks; provided however that a written agreement of a type described in the preceding clause (iii) containing terms satisfactory to the Agent may be entered into by one or more Combined TEC Group Entities in favor of the note purchasers in a Qualified Note Placement that is privately placed.

                  8.2.3 LOANS AND INVESTMENTS.

                  Each Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any equity interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except as set forth on SCHEDULE 8.2.3 and:

                        (i) trade credit extended on usual and customary terms in the ordinary course of business;

                        (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                        (iii) Permitted Cash Equivalent Investments;

                        (iv) loans and advances to or from, and investments in a Combined TEC Group Entity;

                        (v) loans to Unrestricted Subsidiaries, PROVIDED that prior to the consummation of any such loan transaction:

                              (A) both immediately before and after the consummation of the transaction there exists no Event of Default or Potential Default,

                              (B) the Borrowers are in compliance with their representations, warranties and covenants hereunder after giving effect to the transaction,

                              (C) in the event the proposed loan is in excess of $1,500,000, the Borrowers shall have computed the Leverage Ratio (in the manner required in the definition thereof) as of the date (the "Transaction Date") of such transaction and there shall be an adjustment of the fees and interest rates effective on the Transaction Date if the Leverage Ratio Status changes on such date, and

                              (D) there was delivered to the Agent no later than five (5) Business Days after the Transaction Date a Transaction Notice Certificate executed by an Executive Officer of TEC certifying as to compliance with the foregoing clauses (A) and (B) and where applicable, (C) above.

                        (vi) liquidations, mergers, consolidations and acquisitions permitted by Section 8.2.5;

                        (vii) capital expenditures made in the ordinary course
                              of business by a Combined TEC Group Entity;

                       (viii) contributions and investments pursuant to a COLI;
                              and

                        (ix) debt securities having maturities no longer than 6 months in an aggregate amount not exceeding $2,500,000 at any one time.

                  8.2.4 UPSTREAM DIVIDENDS, DISTRIBUTIONS, LOANS AND ADVANCES.

                  Except for the Orsta Restrictions, the Borrowers shall not, and shall not permit any other Combined TEC Group Entity to, be or become a party to or otherwise be bound by any agreement or other restriction (other than mandated by applicable Law) which would require it not to or otherwise inhibit its ability to declare, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or other equity interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) or equity interests, or from making any loans or advances to the Borrowers. As used above, "Orsta Restrictions" means the obligations of TEC, as stated in the purchase contract dated May 3, 1994, between TEC and the Treuhandanstalt, not to distribute dividends from the assets of Sachsenhydraulik GmbH Chemnitz and Hydraulik Rochlitz GmbH unless such dividends are paid from profits earned.

                  8.2.5 LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

                  Each Borrower shall not, and shall not permit any Consolidated TEC Group Entity to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets, capital stock or equity interests of any other Person except, subject in each case to Section 8.2.7, as follows:

                        (i) TEC may acquire by merger (provided TEC is thereafter a Qualified Survivor), or may acquire the capital stock or other equity interests of or in, or may acquire all or a portion of the assets of (including as a result of a liquidation or dissolution of), any Subsidiary of TEC;

                        (ii) CIH and each Foreign Restricted Subsidiary may acquire by merger (provided that in the case of CIH it is thereafter a Qualified Survivor or in the case of a Foreign Restricted Subsidiary, the survivor is a Qualified Survivor and is thereafter a Combined TEC Group Entity), or may acquire the capital stock or other equity interests of or in, or may acquire all or a portion of the assets of (including as a result of a liquidation or dissolution of), any other Foreign Subsidiary;

                        (iii) any Domestic Restricted Subsidiary may acquire by
                              merger (provided that in the case of a Domestic Restricted Subsidiary which is a Guarantor, it is thereafter a Qualified Survivor and in the case of any other Domestic Restricted Subsidiary which is not a Guarantor, the survivor is a Qualified Survivor and is thereafter a Combined TEC

                              Group Entity), or may acquire the capital stock or other equity interests of or in, or may acquire all or a portion of the assets of (including as a result of a liquidation or dissolution of), any other Domestic Subsidiary or any Foreign Subsidiary;

                        (iv) any Domestic Unrestricted Subsidiary may acquire by merger (provided the survivor is a Qualified Survivor and is thereafter a Consolidated TEC Group Entity), or may acquire the capital stock or other equity interests of or in, or may acquire all or a portion of the assets of (including as a result of a liquidation or dissolution of), any other Domestic Unrestricted Subsidiary or any Foreign Unrestricted Subsidiary;

                        (v) any Foreign Unrestricted Subsidiary may acquire by merger (provided the survivor is a Qualified Survivor and is thereafter a Consolidated TEC Group Entity), or may acquire the capital stock or other equity interests of or in, or may acquire all or a portion of the assets of (including as a result of a liquidation or dissolution of), any other Foreign Unrestricted Subsidiary;

                        (vi) each Combined TEC Group Entity may make Acquisitions of Persons (other than an existing Combined TEC Group Entity) that are or are in the same or a similar line of business then being conducted by any Combined TEC Group Entity pursuant to which the acquired Person immediately becomes a Restricted Subsidiary, if, immediately after giving effect to any such Acquisition the aggregate Consideration paid or given by the Combined TEC Group with respect to all Acquisitions then made by the Combined TEC Group pursuant to this clause (vi) does not exceed the then applicable Acquisition Cap; and

                        (vii) each Consolidated TEC Group Entity may make
                              Acquisitions of Persons (other than an existing Consolidated TEC Group Entity) that are or are in the same or a similar line of business then being conducted by any Consolidated TEC Group Entity pursuant to which the acquired Person immediately becomes an Unrestricted Subsidiary or Joint Venture;

PROVIDED, HOWEVER, that any of the foregoing which involves the merger of an Unrestricted Subsidiary into a Combined TEC Group Entity, the acquisition of assets of an Unrestricted Subsidiary by a Combined TEC Group Entity, or an Acquisition permitted in clause (vi) or (vii) above shall be permitted only if

                              (A) both immediately before and after the consummation of the transaction there exists no Event of Default or Potential Default,

                              (B) the Borrowers are in compliance with their representations, warranties and covenants hereunder after giving effect to the transaction,

                              (C) in the event the proposed transaction is for Consideration in excess of $1,500,000, the Borrowers shall have computed the Leverage Ratio (in the manner required in the definition thereof) as of the date (the "Transaction Date") of such transaction and there shall be an adjustment of the fees and interest rates effective on the Transaction Date if the Leverage Ratio Status changes on such date, and

                              (D) there was delivered to the Agent no later than five (5) Business Days after the Transaction Date a certificate in the form of Exhibit 8.2.5 (the "Transaction Notice Certificate") executed by an Executive Officer of TEC certifying as to compliance with the foregoing clauses (A), (B) and
                              (C) above;

and PROVIDED FURTHER, that if, as a result of any such permitted transaction, a Domestic Subsidiary that is not a Material Domestic Subsidiary thereby becomes such, it shall have become a Guarantor and delivered to the Agent on or before the closing of such transaction a signature page to the Master Guarantee Agreement and the Master Intercompany Subordination Agreement.

                  8.2.6 DISPOSITIONS OF ASSETS OR RESTRICTED SUBSIDIARIES.

                  Each Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, convey, assign, lease, abandon, spin-off as an in-kind dividend distribution or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, partnership interests or other equity interests issued by a Subsidiary of TEC), except as permitted by Sections 8.2.3 or 8.2.5 and except as follows:

                        (i) transactions involving the sale of inventory in the ordinary course of business;

                        (ii) any sale, transfer, lease or abandonment of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Combined TEC Group Entity's business;

                        (iii) any sale, transfer or lease of assets by a
                              Combined TEC Group Entity to any other Combined TEC Group Entity not otherwise addressed in
                              Section 8.2.5;

                        (iv) the sale of a particular line of business and for a minimum purchase price identified in a separate letter from TEC to the Agent of even date with this Agreement;

                        (v) any sale/leaseback transaction by any Combined TEC Group Entity provided that upon the closing thereof the present value of the Consideration to be received by the seller in respect of the sale (without netting any required payments under the lease) together with all such Consideration in respect of all other sale/leaseback transactions consummated on and after the Closing Date does not exceed 5% of Combined Net Worth measured as of the end of the most recent fiscal quarter;

                        (vi) any licensing of intellectual property in the ordinary course of business; and

                        (vii) any sale of assets, other than those specifically
                              excepted pursuant to clauses (i) through (vi) above, provided that upon the closing thereof the present value of the Consideration to be received by the seller in respect of the sale together with all such Consideration in respect of all other such sale transactions consummated on and after the Closing Date does not exceed $30,000,000 in any fiscal year of TEC in the aggregate.

PROVIDED, HOWEVER, that no transactions identified in clauses (iv), (v), or
(vii) above shall be permitted unless:
                              (A) both immediately before and after the consummation of the transaction there exists no Event of Default or Potential Default,

                              (B) the Borrowers are in compliance with their representations, warranties and covenants hereunder after giving effect to the transaction,

                              (C) in the event the proposed transaction is for Consideration in excess of $1,500,000, the Borrowers shall have computed the Leverage Ratio (in the manner required in the definition thereof) as of the date (the "Transaction Date") of such transaction and there shall be an adjustment of the fees and interest rates effective on the Transaction Date if the Leverage Ratio Status changes on such date, and

                              (D) there was delivered to the Agent no later than five (5) Business Days after the Transaction Date a Transaction Notice Certificate executed by an Executive Officer of TEC certifying as to compliance with the foregoing clauses (A), (B) and
                              (C) above.

      As of the end of each fiscal year of TEC, it shall be determined whether during such year the Combined TEC Group received Consideration aggregating in excess of $5,000,000 with respect to transactions occurring during such year under clauses (iv), (v) and (vii) above (such amount, if any, in excess of $5,000,000 being herein called the "Excess Consideration"). If so, and if as of the end of such fiscal year of TEC, the Combined TEC Group in the aggregate has not made Qualified Investments during such fiscal year in an amount equal to the Excess Consideration received during such fiscal year, then, subject to the provisions of the final sentence of this paragraph, TEC shall make a mandatory prepayment of the Term Loans pursuant to Section 5.5.1 in an amount equal to 75% of the amount by which such Excess Consideration received during such fiscal year exceeds such Qualified Investments made during such fiscal year. As used in the foregoing sentence, "Qualified Investments" for any fiscal year period of determination means the sum (determined in each case for the Combined TEC Group in the aggregate during the relevant fiscal year) of the following: (i) capital expenditures in excess of $9,000,000 made by any Combined TEC Group Entity during such fiscal year, PLUS (ii) Acquisitions permitted pursuant to Section 8.2.5(vi) and made during such fiscal year. Notwithstanding anything contained herein to the contrary, if any transaction described in clause (iv) shall be consummated, TEC shall not be required to make a prepayment of the Term Loans with any Excess Consideration which is attributable to such transaction until six (6) months have elapsed since the closing thereof, and any Qualified Investments made during such six (6) month period shall be deemed to be made with the proceeds of such transaction.

                  8.2.7 AFFILIATE TRANSACTIONS.

                  Except as set forth on SCHEDULE 8.2.7 each of the Borrowers shall not, and shall not permit any Consolidated TEC Group Entity to, enter into or carry out any transaction with any of its Affiliates (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party) unless such transaction is not otherwise prohibited by this Agreement and, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions or is approved by the applicable Borrower's independent Board of Directors or an appropriate committee thereof as being upon fair and reasonable arm's length terms and conditions (including without limitation employment arrangements with any Executive Officer of a Consolidated TEC Group Entity), all of which are fully disclosed to the Agent and the Banks and are in accordance with all applicable Law.

                  8.2.8 GUARANTIES BY MATERIAL DOMESTIC SUBSIDIARIES.

                  Each Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Material Domestic Subsidiary which has not joined the Master Guarantee Agreement as a Guarantor and executed the Master Intercompany Subordination Agreement.

                  8.2.9 CONTINUATION OF OR CHANGE IN BUSINESS.

                  Each Borrower shall not, and shall not permit any other Consolidated TEC Group Entity to, engage in any line of business other than substantially those lines of businesses as conducted and operated by the Consolidated TEC Group on the Closing Date and those businesses reasonably related thereto.

                  8.2.10 PLANS AND BENEFIT ARRANGEMENTS.

                  Each of the Borrowers shall not, and shall not permit any of its Restricted Subsidiaries to:

                        (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan where such would result in a Material Adverse Change;

                        (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

                        (iii) engage in a Prohibited Transaction with any Plan,
                              Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                        (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under the Plans, determined on an ongoing basis, as disclosed in the most recent actuarial report completed with respect to each such

                              Plan, to exceed, as of any actuarial valuation date, 120% of the fair market value of the assets of such Plans;

                        (v) fail to make when due any contribution to any Multiemployer Plan that TEC or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto where such would result in a Material Adverse Change;

                        (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal would result in a material liability of TEC or any member of the ERISA Group;

                        (vii) terminate, or institute proceedings to terminate,
                              any Plan, where such termination would result in a material liability to TEC or any member of the ERISA Group;

                       (viii) make any amendment to any Plan with respect to
                              which security is required under Section 307 of ERISA; or

                        (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure would result in a Material Adverse Change.

                  8.2.11 FISCAL YEAR.

                  Each Borrower shall not, and shall not permit any other Consolidated TEC Group Entity to, change its fiscal year from the fiscal year ending on October 31 each year.

                  8.2.12 ISSUANCE OF STOCK.

                  Each Borrower shall not, and shall not permit any other Consolidated TEC Group Entity to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof other than to another Consolidated TEC Group Entity or to a Person which becomes a Consolidated TEC Group Entity, including as a result thereof. Notwithstanding the foregoing, nothing contained herein shall prohibit TEC from issuing shares of its capital stock or other equity interests of TEC.

                  8.2.13 CHANGES IN ORGANIZATIONAL DOCUMENTS.

                  Except as permitted by Section 8.2.5, each of the Borrowers shall not, and shall not permit any of its Restricted Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws or other organizational documents without providing at least five (5) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Required Banks in their sole discretion, obtaining the prior written consent of the Required Banks.

                  8.2.14 MINIMUM FIXED CHARGE COVERAGE RATIO.

                  The Borrowers shall not permit the Fixed Charge Coverage Ratio to be less than as follows:

                        (i) 1.20 to 1.00 with respect to the relevant periods ended on October 31, 1996, and January 31, April 30 and July 31, 1997; or

                        (ii) 1.50 to 1.00 with respect to each period of determination ending on or after October 31, 1997.

                  8.2.15 MAXIMUM LEVERAGE RATIO.

                  The Borrowers shall not permit at any time during the respective periods set forth below the Leverage Ratio to be greater than as follows:


                          DATES                         RATIO
                          -----                         -----

          Closing Date through October 30,           3.75 to 1.00
            1997:
          October 31, 1997 through October 30,       3.50 to 1.00
            1998:
          October 31, 1998 through October 30,       3.25 to 1.00
            1999:
          October 31, 1999 through October 30,       2.75 to 1.00
            2000:
          October 31, 2000 and thereafter:           2.50 to 1.00

                  8.2.16 MINIMUM COMBINED NET WORTH.

                  The Borrowers shall not permit at any time Combined Net Worth to be less than Base Net Worth.

                  8.2.17 AMENDMENTS TO CERTAIN DOCUMENTS.

                  The Borrowers shall not permit, without the prior written consent of the Required Banks, any material amendment, waiver or modification to any document, indenture, agreement or instrument evidencing any Indebtedness set forth on SCHEDULE 6.1.24 except for amendments, waivers or modifications to provisions which do not change or otherwise affect the terms of such agreements or instruments in a material manner.

                  8.2.18 NO PREPAYMENT OF EXISTING INDEBTEDNESS.

                  The Borrowers shall not permit the prepayment, directly or indirectly (including without limitation on the foregoing any purchase of one or more of the notes issued thereunder or any interest or participation in any such notes), prior to the stated maturity thereof of any principal of any Indebtedness set forth on section 1 of SCHEDULE 6.1.24 or any notes issued in a Qualified Note Placement.

         8.3 REPORTING REQUIREMENTS.

         The Borrowers covenant and agree that until payment in full of the Loans and Reimbursement Obligations and interest thereon, expiration or termination of all Letters of Credit and Bank Guarantees, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrowers will furnish or cause to be furnished to the Agent for itself and on behalf of each of the Banks (wherever referenced in this Section 8.3, the term "consolidating" is limited to consolidating information on a basis consistent with TEC's current accounting practices):

                  8.3.1 QUARTERLY FINANCIAL STATEMENTS.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of (A) the Consolidated TEC Group, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date and (B) the Combined TEC Group, consisting of a combined balance sheet as of the end of such fiscal quarter and related combined statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of TEC as having been prepared in accordance with GAAP and as to fairness of presentation, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                  8.3.2 ANNUAL FINANCIAL STATEMENTS.

                  As soon as available and in any event within ninety (90) calendar days after the end of each fiscal year of TEC, (A) consolidated and consolidating financial statements of the Consolidated TEC Group consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, (B) combined financial statements of the Combined TEC Group consisting of a combined balance sheet as of the end of such fiscal year, and related combined statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and with respect to the consolidated statements, certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur), and shall be accompanied by a letter or report of such accountants addressed to the Agent for the benefit of the Banks confirming TEC's calculations with respect to the certificate to be delivered pursuant to Section 8.3.3 with respect to such financial statements.

                  8.3.3 CERTIFICATE OF TEC.

                  Concurrently with the financial statements of TEC furnished to the Agent and to the Banks pursuant to Sections 8.3.1 and 8.3.2, a certificate of TEC signed by the Chief Executive Officer, President or Chief Financial Officer of TEC, in the form of EXHIBIT 8.3.3, to the effect that, except as described pursuant to Section 8.3.4, (i) the representations and warranties contained in Article 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied in all material respects with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2. The certificate delivered with the annual financial statements pursuant to
Section 8.3.2 shall include a determination in reasonable detail of the amount of the mandatory prepayment, if any, required to be made pursuant to Section
8.2.6 and Section 5.5.1 related to a shortfall in Qualified Investments (as defined in Section 8.2.6) made during such fiscal year.

                  8.3.4 NOTICE OF DEFAULT.

                  Promptly after any Executive Officer of any Consolidated TEC Group Entity has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of TEC or such Consolidated TEC Group Entity setting forth the details of such Event of Default or Potential Default and the action which it proposes to take with respect thereto.

                  8.3.5 NOTICE OF LITIGATION.

                  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Consolidated TEC Group Entity which involve a claim or series of uninsured claims (provided that a claim shall be deemed to be uninsured unless the insurance company is a reputable insurance company and has acknowledged that the claim is covered by the applicable insurance policy without any reservation to challenge the applicability thereof) in excess of $5,000,000 or which if adversely determined would reasonably be expected to constitute a Material Adverse Change.

                  8.3.6 BUDGETS, FORECASTS, OTHER REPORTS AND INFORMATION.

                  Promptly upon their becoming available to any Consolidated TEC Group Entity:

                        (i) a summary (in detail reasonably satisfactory to the Agent) of the consolidated annual operating budget of the Consolidated TEC Group and the combined annual operating budget of the Combined TEC Group, which shall be (x) certified by the Chief Financial Officer of TEC as being prepared based on reasonable assumptions and (y), supplied not later than the end of the first quarter of the fiscal year to which such budgets pertain;

                        (ii) any reports, notices or proxy statements generally distributed by TEC to its stockholders on a date no later than the date supplied to such stockholders;

                        (iii) regular or periodic reports, including Forms 10-K,
                              10-Q and 8-K, registration statements and prospectuses, as may be filed by TEC with the Securities and Exchange Commission;

                        (iv) a copy of any order in any proceeding to which any Consolidated TEC Group Entity is a party issued by any Official Body, which order, if carried out, reasonably would be expected to result in a Material Adverse Change; and

                        (v) such other reports and information as any of the Banks may from time to time reasonably request. The Borrowers shall also notify the Banks promptly of the enactment or adoption of any Law which reasonably would be expected to result in a Material Adverse Change.




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

                  8.3.7 NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                        8.3.7.1 CERTAIN EVENTS.

                        Promptly   upon   becoming   aware  of  the   occurrence
thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                        (i) any Reportable Event with respect to TEC or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                        (ii) any Prohibited Transaction which could subject TEC or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                        (iii) any assertion of material withdrawal liability
                              with respect to any Multiemployer Plan,

                        (iv) any partial or complete withdrawal from a Multiemployer Plan by TEC or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                        (v) any cessation of operations (by TEC or any other member of the ERISA Group) at a facility in the circumstances described in Section 4063(e) of ERISA,

                        (vi) withdrawal by TEC or any other member of the ERISA Group from a Multiple Employer Plan,

                        (vii) a failure by TEC or any other member of the ERISA
                              Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                       (viii) the adoption of an amendment to a Plan requiring
                              the provision of security to such Plan pursuant to
                              Section 307 of ERISA, or

                        (ix) any change in the actuarial assumptions or funding methods used for any Plan, other than those required by GAAP, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                        8.3.7.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL
                                REPORTS.

                        Promptly after receipt thereof, copies of (a) all notices received by TEC or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by TEC or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and
(b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by TEC or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of TEC or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by TEC or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                        8.3.7.3 NOTICE OF VOLUNTARY TERMINATION.

                        Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   9. DEFAULT

         9.1 EVENTS OF DEFAULT.

         An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  9.1.1 PAYMENTS UNDER LOAN DOCUMENTS.

                  Either Borrower shall fail to pay when due any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or any Reimbursement Obligations or shall fail to pay within two (2) Business Days when due any interest on any Loan or on any Reimbursement Obligations or any other amount owing hereunder or under the other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;


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

                  9.1.2 BREACH OF WARRANTY.

                  Any representation or warranty made or deemed made at any time by any of Borrower herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or deemed made or furnished;

                  9.1.3 BREACH OF NEGATIVE COVENANTS AND SECTIONS 8.1.12 OR 8.1.14.

                  Any of the Borrowers shall default in the observance or performance of any covenant contained in Section 8.2 or the covenants contained in Sections 8.1.12 or 8.1.14;

                  9.1.4 BREACH OF OTHER COVENANTS.

                  Any of the Borrowers shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty
(30) Business Days after any Executive Officer of a Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrowers as determined by the Agent in its sole discretion);

                  9.1.5 DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                  If a breach, default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Consolidated TEC Group Entity may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or such breach or default permits or causes the acceleration of any Indebtedness or the termination of any commitment to lend; provided, however, that no default shall exist under this Section 9.1.5 if any such breach, default or event of default described herein is waived in a manner that fully cures or eliminates such breach, default or event of default except that if (i) such waiver is with respect to a breach, default or event of default arising under the agreement in question which is the result of (A) the failure by a Consolidated TEC Group Entity to (1) make any payments of principal or interest under such agreement when due thereunder or (2) comply with any financial covenants set forth in such agreement or (B) any representation or warranty made by a Consolidated TEC Group Entity in such agreement proving to be false or misleading in any material respect at the time such representation or warranty was made or deemed made, or
(ii) the Indebtedness under such agreement actually is accelerated as a result of such breach, default or event of default, then a default shall exist under this Section 9.1.5, notwithstanding any waiver described herein or rescission of acceleration.

                  9.1.6 FINAL JUDGMENTS OR ORDERS.

                  Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be entered against any Consolidated TEC Group Entity by a court having jurisdiction in the premises, which judgment either (i) is not discharged, vacated, bonded or stayed pending appeal within a period of sixty (60) days from the date of entry, or (ii) is not fully insured (provided that a judgment shall be deemed to be uninsured unless the insurance company is a reputable insurance company and has acknowledged that the judgment is covered by the applicable insurance policy without any reservation to challenge the applicability thereof) or any Consolidated TEC Group Entity's assets having a book value in excess of $5,000,000 are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

                  9.1.7 LOAN DOCUMENT UNENFORCEABLE.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested;

                  9.1.8 NOTICE OF LIEN OR ASSESSMENT.

                  A notice of Lien or assessment in excess of $5,000,000 which is not a Permitted Lien is filed of record or otherwise created with respect to all or any part of any Consolidated TEC Group Entity's assets by the United States or the United Kingdom, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or if any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within sixty (60) days after the same becomes payable (unless the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed);

                  9.1.9 INSOLVENCY.

                  A Borrower, any Material Subsidiary, or one or more Consolidated TEC Group Entities which individually or in the aggregate represent more than five percent (5%) of the book value of the consolidated assets of the Consolidated TEC Group, ceases to be able to pay its debts as they become due, admits in writing its inability to pay its debts as they mature or is no longer Solvent;

                  9.1.10 EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

                  Any of the following occurs: (i) any Reportable Event, which the Agent and the Required Banks determine in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of TEC's liability is likely to exceed 10% of its Consolidated Net Worth; (v) TEC or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan;
(vi) TEC or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA;
(vii) TEC or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) TEC or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent and the Required Banks determine in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by TEC and the other members of the ERISA Group;

                  9.1.11 CESSATION OF BUSINESS.

                  Except as permitted by Section 8.2.5 or Section 8.2.6, a Borrower, a Material Subsidiary, or one or more other Consolidated TEC Group Entities which individually or in the aggregate represent more than five percent (5%) of the book value of the consolidated assets of the Consolidated TEC Group, ceases to conduct its or their business as contemplated or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                  9.1.12 CHANGE OF CONTROL.

                  (i) Any person or group of persons (within the meaning of Section 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 20% or more of the voting capital stock of TEC; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors on the board of directors of TEC on the first day of such period together with any directors whose election by such board of directors or whose nomination for election by the shareholders was approved by a vote of the majority of the directors then in office shall cease to constitute a majority of the board of directors of TEC;

                  9.1.13 INVOLUNTARY PROCEEDINGS.

                  An Insolvency Proceeding shall have been instituted by a Person other than a Consolidated TEC Group Entity in a court having jurisdiction in the premises seeking a decree or order for relief in respect of a Consolidated TEC Group Entity, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days (in the United States) or fourteen (14) consecutive days in England and Wales or such court shall enter a decree or order granting any of the relief sought in such proceeding; unless in the case of any Consolidated TEC Group Entity that is not a Borrower or a Material Subsidiary, the same would not be a Material Adverse Change.

                  9.1.14 VOLUNTARY PROCEEDINGS.

                  A Borrower or any Material Subsidiary shall, or if it would be a Material Adverse Change any other Subsidiary shall, commence a voluntary Insolvency Proceeding, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

                  9.1.15 MATERIAL ADVERSE CHANGE.

                  There shall have occurred a Material Adverse Change.

         9.2 CONSEQUENCES OF EVENT OF DEFAULT.

                  9.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR
                        REORGANIZATION PROCEEDINGS.

                  If an Event of Default specified under Sections 9.1.1 through
9.1.12 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit or Bank Guarantees, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrowers, terminate the Commitments, declare the unpaid principal amount of the Notes and all Reimbursement Obligations then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require TEC and/or CIH to, and TEC or CIH (as applicable) shall thereupon, deposit in a non-interest bearing account with the Agent or as the Agent may direct, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit or Bank Guarantees, and each of TEC and CIH (as applicable) hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations and agrees to grant such other security over such cash collateral as the Agent may require. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return (or cause to be returned) such cash collateral to TEC;

                  9.2.2 BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                  If an Event of Default specified under Section 9.1.13 or
9.1.14 shall occur, the Commitments shall automatically terminate, the Banks shall make no Loans hereunder and the unpaid principal amount of the Notes, and all Reimbursement Obligations then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of TEC to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived;

                  9.2.3 SET-OFF.

                  If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, subject to the approval of the Required Banks, in addition to all other rights and remedies available to it, to set off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, a Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by a Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate; provided, however, that the Agent shall use reasonable, good faith efforts to notify the applicable Loan Party of the exercise of such right of set-off as soon as possible after such exercise . Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of a Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any collateral, any Guarantee or any other security, right or remedy available to any Bank or the Agent;

                  9.2.4 SUITS, ACTIONS, PROCEEDINGS.

                  If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, with the approval of the Required Banks, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank;

                  9.2.5 APPLICATION OF PROCEEDS.

                  From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of any collateral, or any part thereof, the exercise of any other remedy by the Agent, shall be applied as follows:

                        (i) first, to reimburse the Agent and the Banks for reasonable out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on any collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, any collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any collateral;

                        (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                        (iii) the balance, if any, to the Borrowers or as
                              required by Law.

                  9.2.6 OTHER RIGHTS AND REMEDIES.

                  The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.


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

                                  10. THE AGENT

         10.1 APPOINTMENT.

         Each Bank hereby irrevocably designates, appoints and authorizes Mellon Bank, N.A. to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Mellon Bank, N.A. agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

         10.2 DELEGATION OF DUTIES.

         The Agent may perform any of its respective duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

         10.3 NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any Consolidated TEC Group Entity, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Consolidated TEC Group Entities in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

         10.4 ACTIONS IN DISCRETION OF AGENT; INSTRUCTIONS FROM THE BANKS.

         The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, PROVIDED that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

         10.5 REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY THE BORROWERS.

         The Borrowers agree unconditionally upon demand to pay or reimburse the Agent and to save the Agent harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, except with respect to clauses (A), (B) and (C) below, incurred by the Agent (a) in connection with the development, negotiation, preparation, printing, execution, syndication, administration, performance and interpretation of this Agreement and the other Loan Documents, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings; (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted by or asserted against the Agent, in its capacity as such, as a result of the use of the proceeds of the Loans; and (iii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from the Agent's gross negligence or willful misconduct, or (B) if the applicable Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Borrower shall remain liable to the extent such failure to give notice does not result in a loss to such Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the applicable Borrower, which shall not be unreasonably withheld. In addition, the Borrowers agree to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged to perform audits of the books, records and properties of the Consolidated TEC Group. Notwithstanding the foregoing, CIH's liability for the foregoing shall be limited to a PRO RATA share based on the Commitments.

         10.6 EXCULPATORY PROVISIONS.

         None of the Agent or any of its respective directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or its respective directors, officers, employees, agents, attorneys or Affiliates own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. None of the Agent or any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates shall be liable to any of the Loan Parties for any consequential, special or indirect damages, losses or expenses (including without limitation, counsel fees) resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.

         10.7 REIMBURSEMENT AND INDEMNIFICATION BY BANKS OF THE AGENT.

         Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as such or in its capacity of issuing Letters of Credit or Bank Guarantees, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrowers to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

         10.8 RELIANCE BY AGENT.

         The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense (other than a liability or expense relating to gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action.

         10.9 NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrowers referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

         10.10 NOTICES.

         The Agent shall promptly send to each Bank a copy of all notices and other documents received from the Borrowers pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrowers and the other Banks of each change in the Base Rate and the effective date thereof.

         10.11 BANKS IN THEIR INDIVIDUAL CAPACITIES.

         With respect to the Commitments and the Loans made by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Consolidated TEC Group and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.

         10.12 HOLDERS OF NOTES.

         The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         10.13 EQUALIZATION OF BANKS.

         The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 4.4.2 or 5.6.1. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

         10.14 SUCCESSOR AGENT.

         The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation), in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrowers. If the Agent shall resign under this Agreement, then subject to the consent of the Borrowers (which consent shall not be unreasonably withheld and which consent shall not be required during any period in which an Event of Default exists) either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint a successor agent who shall serve as Agent until such time as the Required Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement. Notwithstanding anything herein to the contrary, any successor Agent must have a London lending office so long as the CIH Revolving Credit Commitments, any Bank Gurarantees or any CIH Bid Loans remain outstanding or in effect.

         10.15 OTHER FEES.

         The Borrowers shall pay to the Agent the fees, including in the case of TEC a non-refundable fee (the "Bid Loan Processing Fee") in connection with each processing of a Bid Loan Request (collectively the "Agent's Fees") due pursuant to that certain commitment letter and related fee letter, each dated October 15, 1996 at the times and in the amounts set forth in such letters.

         10.16 AVAILABILITY OF FUNDS.

         Unless the Agent shall have been notified by a Bank prior to the date upon which a Loan is to be made that such Bank does not intend to make available to the Agent such Bank's portion of such Loan, the Agent may assume that such Bank has made or will make such proceeds available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Agent recovers such amount, at a rate per annum equal to the Federal Funds Effective Rate.

         10.17 CALCULATIONS.

         In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

         10.18 BENEFICIARIES.

         Except as expressly provided herein, the provisions of this Article 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               11. MISCELLANEOUS

         11.1 MODIFICATIONS, AMENDMENTS OR WAIVERS.

         With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder; provided, however, that the written consent of the Required Banks shall not be required with respect to the joinder of additional Loan Parties pursuant to Section 11.18. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; PROVIDED, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                  11.1.1 INCREASE OF COMMITMENTS; EXTENSION OF EXPIRATION DATE.

                  Increase the amount of the Commitment of any Bank hereunder or extend the Expiration Date;

                  11.1.2 EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL, INTEREST
                         OR FEES; MODIFICATION OF TERMS OF PAYMENT.

                  Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

                  11.1.3 RELEASE OF GUARANTOR.

                  Release any Material Domestic Subsidiary from its Obligations under the Master Guarantee Agreement; or

                  11.1.4 MISCELLANEOUS.

                  Amend Sections 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions] or 10.13 [Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder.

                  No agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent, or its capacity as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

         11.2 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

         No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         11.3 REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWERS;
              TAXES.

         The Borrowers agree unconditionally upon demand to pay or reimburse to each Bank and to save each Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (A), (B) and
(C) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, the other Loan Documents, and the other instruments and documents to be delivered hereunder, provided such reimbursement with respect to administration only shall be available to such Bank at a time when an Event of Default shall have occurred and be continuing, (b) relating to any amendments, waivers or consents pursuant to provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings; (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted by or asserted against such Bank as a result of the use of the proceeds of the Loans; and (iii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, PROVIDED that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if a Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Borrower shall remain liable to the extent such failure to give notice does not result in a loss to such Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the applicable Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the applicable Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, except as provided otherwise above.

         11.4 HOLIDAYS.

         Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2.1 with respect to Interest Periods under a Euro-Rate Option), and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         11.5 FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                  11.5.1 NOTIONAL FUNDING.

                  Each Bank shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which a Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the applicable Borrower to such other office), and as a result of such change, the applicable Borrower would not be under any greater financial obligation pursuant to Section
5.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                  11.5.2 ACTUAL FUNDING.

                  Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such

Loan subject to the last sentence of this Section 11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the applicable Borrower hereunder or require the applicable Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6) which would otherwise not be incurred.

                  11.5.3 CHANGES TO OTHER BRANCHES, SUBSIDIARIES OR AFFILIATES.

                  If a Bank claims any additional amounts payable pursuant to
Section 5.6 or that it is unable to make Loans to which a Euro-Rate Option applies, it shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts or such inability, including changing the jurisdiction of its applicable lending office or moving the Loan to a Subsidiary or Affiliate; provided, however, that the taking of any such action would not, in the reasonable judgment of such Bank, be disadvantageous to such Bank.

         11.6 NOTICES.

         All notices, requests, demands, directions and other communications (as used in this Section 11.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, PROVIDED, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; PROVIDED, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

         11.7 SEVERABILITY.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         11.8 GOVERNING LAW.

         Each Letter of Credit and Section 2.9 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles. Each Bank Guarantee shall be governed by English Law and subject to the non-exclusive jurisdiction of the English Courts.

         11.9 PRIOR UNDERSTANDING.

         This Agreement and the other documents and instruments executed in connection herewith supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments except that the Borrowers' fee payment obligations contained in the fee letter referred to in Section 10.15 shall continue in full force and effect.

         11.10 DURATION; SURVIVAL.

         All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrowers contained in Sections 8.1, 8.2 and 8.3 shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit and Bank Guarantees hereunder and until termination of the Commitments, repayment of all Loans and expiration or termination of all Letters of Credit and Bank Guarantees. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article 5 and Sections 10.5, 10.7 and 11.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and Bank Guarantees and termination of the Commitments.

         11.11 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that, other than as contemplated by Sections 8.2.5 and 8.2.6, none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein without consent of all Banks. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitment and Loans and its Revolving Credit Ratable Share of Letter of Credit/Guarantee Outstandings to one or more banks or other entities, subject to the consent of the Borrowers (which consent shall not be required during any period in which an Event of Default exists) and the Agent with respect to any assignee, such consents not to be unreasonably withheld, and PROVIDED that (i) assignments may not be made in amounts less than $5,000,000 and (ii) after giving effect to any such assignment, no Bank which remains a Bank thereafter shall have Commitments of less than $10,000,000. In the case of an assignment, upon receipt by the Agent of the Syndication Assignment and Assumption Agreement with respect to all assignments made as part of the initial syndication of the credit facilities under this Agreement after the Closing Date, or the Assignment and Assumption Agreement with respect to each subsequent assignment, the assignee or assignees shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments in Section 2.1 shall be adjusted accordingly and Schedule 1.1(B) to this Agreement shall be modified by
Schedule I to the Syndication Assignment and Assumption Agreement with respect to all assignments made as part of the initial syndication of the credit facilities under this Agreement after the Closing Date or by Schedule I to each Assignment and Assumption Agreement with respect to subsequent assignments, and upon surrender of any Notes subject to such assignment, the Borrower shall execute and deliver new Notes to the assignee in an amount equal to the amount of the Commitments assumed by it and new Notes to the assigning Bank in an amount equal to the Commitments retained by it hereunder. Any assigning Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment, which amount shall not be subject to reimbursement or indemnification by the Borrowers. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent (i) the form of certificate described in Section 11.17 relating to federal income tax withholding, and (ii) if the assignment or participation includes an interest in the Revolving Credit Commitments, the form of certificate described in Section 11.17 relating to taxes in the United Kingdom. Each Bank may furnish any publicly available information concerning any Consolidated TEC Group Entity and any other information concerning any Consolidated TEC Group Entity in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 11.12. Notwithstanding any other language in this Agreement, any Bank may at any time assign all or any portion of its rights under this

Agreement and its Notes to a Federal Reserve Bank as collateral in accordance with Regulation A and the applicable Operating Circular of such Federal Reserve Bank.

         11.12 CONFIDENTIALITY.

         The Agent and the Banks each agree to keep confidential all information obtained from any Consolidated TEC Group Entity which is nonpublic and confidential or proprietary in nature (including any information either Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement and who are notified that the information is to be treated as confidential, (ii) to assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the applicable Borrower if not prohibited, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, (v) if the applicable Borrower shall have consented to such disclosure, or (vi) after notice to the applicable Borrower unless such Borrower is an adverse party in such litigation, in connection with any litigation to which any Bank is a party the subject matter of which involves this Agreement or is deemed necessary upon the advice of legal counsel of such Bank by such Bank in any defense of such litigation.

         11.13 COUNTERPARTS.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, including facsimiles, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         11.14 AGENT'S OR BANK'S CONSENT.

         Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         11.15 EXCEPTIONS.

         The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

         EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR INCONVENIENT FORUM. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

         11.17 TAX WITHHOLDING CLAUSE.

         Each Bank or assignee or participant of a Bank that is not organized under the Laws of the United States of America or a state thereof (each a "non-US Bank") and each Bank or assignee or participant of a Bank that is not organized under the Laws of the United Kingdom or a political subdivision thereof (each, a "non-UK Bank") agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed copies of the following: (i) for a non-US Bank, United States Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments and for a non-UK Bank, United Kingdom Inland Revenue Form REF FD 13, or other applicable form prescribed by Inland Revenue, certifying such Bank, assignee, or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United Kingdom or English income or other tax. Each Bank, assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by a Borrower hereunder for the account of such

Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 or an Inland Revenue Form REF FD 13 further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or United Kingdom or English income and other taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes and Borrowers shall be entitled to withhold United Kingdom or English income and other taxes at the full withholding rate unless the Bank, assignee or participant (x) with respect to United States federal income taxes, establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions or (y) with respect to United Kingdom or English income or other tax, provides such Inland Revenue form as set forth above; and, (z) with respect to any Bank, the provisions of Section 5.8.1 and 5.8.2 shall not apply as to United Kingdom or English law matters until such Inland Revenue form is provided as set forth in this Section 11.17. If at any time for any reason under applicable income or other tax Law of the United Kingdom or England the Borrowers are required to withhold any portion of any amounts owed to any Bank under this Agreement or the Notes, such Bank shall not be permitted to claim additional compensation under
Section 5.6 unless it has notified the Agent and the Borrowers of the change in Law or factual circumstances giving rise to such withholding requirement within 30 days after the occurrence thereof. In such event the Borrowers shall have the right to require the affected Bank to assign, pursuant to an Assignment and Assumption Agreement, its entire interest in the Loans and the Loan Documents to an assignee selected by the Borrowers and consented to by the Agent (prior to the occurrence and continuance of an Event of Default, such consent not to be unreasonably withheld) for a purchase price at par.

         11.18 JOINDER OF SUBSIDIARIES.

         Any Consolidated TEC Group Entity which is required to join the Master Guarantee Agreement pursuant to Section 8.2.8 shall execute and deliver to the Agent a signature page to the Master Guarantee Agreement and to the Master Intercompany Subordination Agreement. The Borrowers shall deliver such Guarantor Joinder and the other documents required by this Section 11.18 to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation or, if acquired, the date of acquisition. The Agent shall have received, for its benefit and the benefit of the Banks opinions of such Loan Party's legal counsel in form and substance satisfactory to the Agent together with such other documents, certificates and agreements as the Agent may request to effectuate the provisions of this Section 11.18.

                  [SIGNATURE PAGE 1 OF 2 TO CREDIT AGREEMENT]

            IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                       BORROWERS:

ATTEST:                                COMMERCIAL INTERTECH CORP.


                                       By:
                                           ----------------------------------
                                       Title:
                                              -------------------------------
[Seal]
                                       Address for Notices:

                                       1775 Logan Avenue
                                       P.O. Box 239
                                       Youngstown, OH 44501-0239

                                       Telecopier No. (330) 740-8400
                                       Attention: Treasurer
                                       Telephone No. (330) 740-8268


                                       COMMERCIAL INTERTECH HOLDINGS LIMITED


                                       By:
                                           ----------------------------------


                                       Address for Notices:

                                       1775 Logan Avenue
                                       P.O. Box 239
                                       Youngstown, OH 44501-0239
                                       Telecopier No. (330) 744-3212
                                       Attention: Treasurer
                                       Telephone NO. (330) 740-8304

                                       and
                                       Techbrook Park Drive, Techbrook Park
                                       Warwick, CV34 6TU, United Kingdom
                                       Telecopier No. 441 926 889 000
                                       Attention: Cathy Thanangadan, Financial
                                       Director
                                       Telephone No. 441 926 888 239

                  [SIGNATURE PAGE 2 OF 2 TO CREDIT AGREEMENT]

                                          MELLON BANK, N.A., Individually as a
                                          Bank and as Agent


                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

                                          Address for Notices:

                                          Legal Documents and Principal Office:


                                                Mellon Bank, N.A.
                                                One Mellon Bank Center
                                                Pittsburgh, PA 15258-001
                                                Telecopier No. (412) 236-1914
                                                Attention:  Mark F. Johnston
                                                Telephone No. (412) 234-2793

                                          Administrative Notices:

                                                Mellon Bank, N.A.
                                                Loan Administration
                                                Three Mellon Bank Center
                                                Pittsburgh, PA 15259
                                                Telecopier No. (412) 236-2027


                                          Mellon's Wiring Instructions:

                                                MELLON BANK
                                                PITTSBURGH, PA
                                                ABA #043000261
                                                ATTN: LOAN ADMINISTRATION
                                                CREDIT ACCOUNT #990873800
                                                REF: Commercial Intertech Corp.

      CREDIT MATTERS                            OPERATIONAL MATTERS
      --------------                            -------------------

NAME              MELLON BANK, N.A.             MELLON BANK, N.A.
                  PRINCESS HOUSE                PRINCESS HOUSE
                  1 SUFFOLK LANE                1 SUFFOLK LANE
                  LONDON EC4R OAN               LONDON EC4R OAN

                  ATTN: Robert Manderscheid     ATTN: V. Baxter/R. Burton

SWIFT:         MELNGB2X
TELEX NO:      885962                           885962
TELEPHONE:     0171-623-0806                    0171-623-0899/0896
FAX NO:        0171-283-9323                    0171-397-9012

PAYMENT DETAILS
---------------

POUNDS STERLING                                 US DOLLARS

ROYAL BANK OF SCOTLAND PLC                      FIRST CHICAGO INTL
8 - 10 Great Tower Street                       NEW YORK
LONDON                                          A/C1524502USN50-01
SORT CODE 16 55 55                              For the account of
A/C 12214888                                    Mellon Bank London